Financial statements

Item 8 —	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Willis Group Holdings Public Limited Company
Dublin, Ireland
We have audited the accompanying consolidated balance sheets of Willis Group Holdings Public Limited Company and subsidiaries (the ‘Company’) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Public Limited Company and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2014, based on the criteria established in Internal Control — Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2015 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/s/ Deloitte LLP
London, United Kingdom
February 24, 2015

(August 21, 2015 as to note 2, 5, 12 and 26)

Financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS

		Years ended December 31,
	Note	2014	2013	2012
		(millions, except per share data)
REVENUES
Commissions and fees		$3,767	$3,633	$3,458
Investment income		16	15	18
Other income		19	7	4
Total revenues		3,802	3,655	3,480
EXPENSES
Salaries and benefits	3	(2,314)	(2,207)	(2,475)
Other operating expenses		(659)	(636)	(600)
Depreciation expense	11	(92)	(94)	(79)
Amortization of intangible assets	13	(54)	(55)	(59)
Goodwill impairment charge	12	—	—	(492)
Restructuring costs	5	(36)	—	—
Total expenses		(3,155)	(2,992)	(3,705)
OPERATING INCOME (LOSS)		647	663	(225)
Other income (expense), net	7	6	22	16
Loss on extinguishment of debt	18	—	(60)	—
Interest expense	18	(135)	(126)	(128)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES		518	499	(337)
Income taxes	8	(159)	(122)	(101)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES		359	377	(438)
Interest in earnings of associates, net of tax		14	—	5
NET INCOME (LOSS)		373	377	(433)
Less: net income attributable to noncontrolling interests		(11)	(12)	(13)
NET INCOME (LOSS) ATTRIBUTABLE TO WILLIS GROUP HOLDINGS		$362	$365	$(446)
BASIC EARNINGS PER SHARE	9
— Continuing operations		$2.03	$2.07	$(2.58)
DILUTED EARNINGS PER SHARE	9
— Continuing operations		$2.00	$2.04	$(2.58)
CASH DIVIDENDS DECLARED PER SHARE		$1.20	$1.12	$1.08
The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

		Years ended December 31,
	Note	2014	2013	2012
		(millions)

Net income (loss)		$373	$377	$(433)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments		(183)	20	46
Pension funding adjustment:
Foreign currency translation on pension funding adjustment		37	(10)	(22)
Net actuarial (loss) gain		(255)	85	(167)
Amortization of unrecognized actuarial loss		40	46	38
Amortization of unrecognized prior service gain and curtailment		(3)	(4)	(5)
Curtailment gain		2	—	—
		(179)	117	(156)
Derivative instruments:
Gain on interest rate swaps (effective element)		—	—	2
Interest rate swap reclassification adjustment		(4)	(4)	(4)
(Loss) gain on forward exchange contracts (effective element)		(25)	8	9
Forward exchange contracts reclassification adjustment		13	1	(3)
Gain on treasury lock (effective element)		—	15	—
Treasury lock reclassification adjustment		(1)	—	—
		(17)	20	4
Other comprehensive (loss) income, net of tax	21	(379)	157	(106)
Comprehensive (loss) income		(6)	534	(539)
Less: Comprehensive income attributable to noncontrolling interests		(5)	(12)	(13)
Comprehensive (loss) income attributable to Willis Group Holdings		$(11)	$522	$(552)

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED BALANCE SHEETS

		December 31,
	Note	2014	2013
		(millions, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$635	$796
Accounts receivable, net		1,044	1,041
Fiduciary assets		8,948	8,412
Deferred tax assets	8	12	15
Other current assets	14	214	197
Total current assets		10,853	10,461
NON-CURRENT ASSETS
Fixed assets, net	11	483	481
Goodwill	12	2,937	2,838
Other intangible assets, net	13	450	353
Investments in associates		169	176
Deferred tax assets	8	9	7
Pension benefits asset	17	314	278
Other non-current assets	14	220	206
Total non-current assets		4,582	4,339
TOTAL ASSETS		$15,435	$14,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities		$8,948	$8,412
Deferred revenue and accrued expenses		619	586
Income taxes payable		33	21
Current portion of long-term debt	18	167	15
Deferred tax liabilities	8	21	25
Other current liabilities	15	444	415
Total current liabilities		10,232	9,474
NON-CURRENT LIABILITIES
Long-term debt	18	2,142	2,311
Liability for pension benefits	17	284	136
Deferred tax liabilities	8	128	56
Provisions for liabilities	19	194	206
Other non-current liabilities	15	389	374
Total non-current liabilities		3,137	3,083
Total liabilities		13,369	12,557
(Continued on next page)

Willis Group Holdings plc

CONSOLIDATED BALANCE SHEETS (Continued)

		December 31,
	Note	2014	2013
		(millions, except share data)
COMMITMENTS AND CONTINGENCIES	20	—	—

REDEEMABLE NONCONTROLLING INTEREST		59	—

EQUITY
Ordinary shares, $0.000115 nominal value; Authorized: 4,000,000,000; Issued 178,701,479 shares in 2014 and 178,861,250 shares in 2013		—	—
Ordinary shares, €1 nominal value; Authorized: 40,000; Issued 40,000 shares in 2014 and 2013		—	—
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000; Issued nil shares in 2014 and 2013		—	—
Additional paid-in capital		1,524	1,316
Retained earnings		1,530	1,595
Accumulated other comprehensive loss, net of tax	21	(1,066)	(693)
Treasury shares, at cost, 46,408 shares in 2014 and 2013, and 40,000 shares, €1 nominal value, in 2014 and 2013		(3)	(3)
Total Willis Group Holdings stockholders’ equity		1,985	2,215
Noncontrolling interests		22	28
Total equity		2,007	2,243
TOTAL LIABILITIES AND EQUITY		$15,435	$14,800

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
	Note	2014	2013	2012
		(millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)		$373	$377	$(433)
Adjustments to reconcile net income (loss) to total net cash provided by operating activities:
Goodwill impairment	12	—	—	492
Net gain on disposal of operations, fixed and intangible assets		(17)	(7)	—
Depreciation expense	11	92	94	79
Amortization of intangible assets	13	54	55	59
Amortization and write-off of cash retention awards		10	6	416
Net periodic (benefit) cost of defined benefit pension plans	17	(17)	(4)	2
Provision for doubtful accounts	16	4	3	16
Provision for deferred income taxes		66	39	54
Gain on derivative instruments		(12)	18	11
Excess tax benefits from share-based payment arrangements		(5)	(2)	(2)
Share-based compensation	4	52	42	32
Tender premium included in loss on extinguishment of debt	18	—	65	—
Undistributed earnings of associates		(9)	8	(2)
Effect of exchange rate changes on net income		39	(4)	(14)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable		(66)	(116)	(17)
Fiduciary assets		(887)	804	111
Fiduciary liabilities		887	(804)	(111)
Cash incentives paid		(401)	(346)	(323)
Funding of defined benefit pension plans	17	(122)	(150)	(143)
Other assets		16	14	(1)
Other liabilities		432	445	319
Movement on provisions		(12)	24	(20)
Total net cash provided by operating activities		477	561	525
(Continued on next page)

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

		Years ended December 31,
	Note	2014	2013	2012
		(millions)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets		6	12	5
Additions to fixed assets		(113)	(112)	(135)
Additions to intangible assets		(4)	(7)	(2)
Acquisitions of operations, net of cash acquired		(241)	(30)	(33)
Payments to acquire other investments, net of distributions received		(10)	(7)	(7)
Proceeds from sale of associates		—	4	—
Proceeds from sale of operations, net of cash disposed		86	20	—
Net cash used in investing activities		(276)	(120)	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	18	—	522	—
Debt issuance costs		(3)	(8)	—
Repayments of debt	18	(15)	(536)	(15)
Tender premium on extinguishment of senior notes	18	—	(65)	—
Proceeds from issue of other debt		—	—	1
Repurchase of shares		(213)	—	(100)
Proceeds from issue of shares		134	155	53
Excess tax benefits from share-based payment arrangements		5	2	2
Dividends paid		(210)	(193)	(185)
Proceeds from sale of noncontrolling interests		—	—	3
Acquisition of noncontrolling interests		(4)	(4)	(39)
Dividends paid to noncontrolling interests		(17)	(10)	(11)
Net cash used in financing activities		(323)	(137)	(291)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(122)	304	62
Effect of exchange rate changes on cash and cash equivalents		(39)	(8)	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		796	500	436
CASH AND CASH EQUIVALENTS, END OF YEAR		$635	$796	$500

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF EQUITY

	Shares outstanding	Ordinary shares and APIC (i)	Retained Earnings	Treasury Stock	AOCL (ii)	Total WGH shareholders' equity	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling interests (iii)	Total
	(thousands)	(millions)
Balance at January 1, 2012	173,830	$1,073	$2,160	$(3)	$(744)	$2,486	$31	$2,517	$—
Shares repurchased	(2,797)	—	(100)	—	—	(100)	—	(100)	—
Net (loss) income	—	—	(446)	—	—	(446)	13	(433)	—	$(433)
Dividends	—	—	(187)	—	—	(187)	(11)	(198)	—
Other comprehensive loss	—	—	—	—	(106)	(106)	—	(106)	—	$(106)
Issue of shares under employee stock compensation plans and related tax benefits	2,122	50	—	—	—	50	—	50	—
Issue of shares for acquisitions	24	1	—	—	—	1	—	1	—
Share-based compensation	—	32	—	—	—	32	—	32	—
Purchase of subsidiary shares from noncontrolling interests, net	—	(31)	—	—	—	(31)	(8)	(39)	—
Additional noncontrolling interests	—	2	—	—	—	2	1	3	—
Foreign currency translation	—	(2)	—	—	—	(2)	—	(2)	—

Balance at December 31, 2012	173,179	1,125	1,427	(3)	(850)	1,699	26	1,725	—
Net income	—	—	365	—	—	365	12	377	—	$377
Dividends	—	—	(197)	—	—	(197)	(10)	(207)	—
Other comprehensive income	—	—	—	—	157	157	—	157	—	$157
Issue of shares under employee stock compensation plans and related tax benefits	5,682	153	—	—	—	153	—	153	—
Share-based compensation	—	42	—	—	—	42	—	42	—
Purchase of subsidiary shares from noncontrolling interests, net	—	(4)	—	—	—	(4)	—	(4)	—

Balance at December 31, 2013	178,861	1,316	1,595	(3)	(693)	2,215	28	2,243	—
Shares repurchased	(5,050)	—	(213)	—	—	(213)	—	(213)	—
Net income	—	—	362	—	—	362	11	373	—	$373
Dividends	—	—	(214)	—	—	(214)	(17)	(231)	—
Other comprehensive loss	—	—	—	—	(373)	(373)	(2)	(375)	(4)	$(379)
Issue of shares under employee stock compensation plans and related tax benefits	4,854	146	—	—	—	146	—	146	—
Issue of shares for acquisitions	36	1	—	—	—	1	—	1	—
Share-based compensation	—	52	—	—	—	52	—	52	—
Additional noncontrolling interests	—	—	—	—	—	—	2	2	63
Foreign currency translation	—	9	—	—	—	9	—	9	—

Balance at December 31, 2014	178,701	$1,524	$1,530	$(3)	$(1,066)	$1,985	$22	$2,007	$59
_________________________________

(i)	APIC means Additional Paid-In Capital

(ii)	AOCL means Accumulated Other Comprehensive Loss, Net of Tax

(iii)
In accordance with the requirements of Accounting Standards Codification 480-10-S99-3A we have determined that the noncontrolling interest in Max Matthiessen Holding AB should be disclosed as a redeemable noncontrolling interest and presented within mezzanine or temporary equity

Willis Group Holdings plc

1.	NATURE OF OPERATIONS
Willis provides a broad range of insurance and reinsurance broking and risk management consulting services to its clients worldwide, both directly and indirectly through its associates. The Company provides both specialized risk management advisory and consulting services on a global basis to clients engaged in specific industrial and commercial activities, and services to small, medium and large corporations through its retail operations.
In its capacity as an advisor, insurance and reinsurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company’s global distribution network.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Recent Accounting Pronouncements to be Adopted in Future Periods

In April 2014, the Financial Accounting Standards Board ('FASB') issued Accounting Standards Update ('ASU') No. 2014-08, 'Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'. This guidance changes the criteria for reporting discontinued operations and enhances the related disclosures around discontinued operations. The new guidance requires a disposal of a component of an entity or a group of components of an entity to be reported in discontinued operations if the disposal represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. This guidance is effective for interim and annual periods beginning after December 15, 2014.

In May 2014, the FASB issued ASU No. 2014-09, 'Revenue From Contracts With Customers'. The new standard supersedes most current revenue recognition guidance and eliminates industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The ASU becomes effective for the Company at the beginning of its 2017 fiscal year; early adoption is not permitted. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

In June 2014, the FASB issued guidance on the accounting for stock compensation where share-based payment awards granted to employees required specific performance targets to be achieved in order for employees to become eligible to vest in the awards and such performance targets could be achieved after an employee completes the requisite service period. The amendment in this update requires a performance target that affects vesting and that could be achieved after the requisite service period to be treated as a performance condition. The guidance is applicable to the Company for interim and annual reporting periods beginning after December 15, 2015, although earlier adoption is permitted. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

Recent Accounting Pronouncements Adopted During the Period
In July 2013, the FASB issued ASU No. 2013-11, 'Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists', a consensus of the FASB Emerging Issues Task Force which provides guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward ('NOL'), or similar tax loss, or a tax credit carryforward exists. Such unrecognized tax benefits are required to be presented as a reduction of a deferred tax asset for a NOL or other tax credit carryforward whenever the NOL or tax credit carryforward would be available to reduce the additional taxable income or tax due if the tax position is disallowed.

The Company adopted this guidance prospectively from January 1, 2014 and has not applied the amendments to the prior years. Upon adoption in the first quarter of 2014, other non-current liabilities and deferred tax assets were reduced by $21 million.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies
These consolidated financial statements conform to accounting principles generally accepted in the United States of America (‘US GAAP’). Presented below are summaries of significant accounting policies followed in the preparation of the consolidated financial statements.
Certain reclassifications have been made to prior year amounts to conform to current year presentation. In particular, effective from January 1, 2014, the Company has made changes to the presentation of certain items within the Consolidated Statements of Operations. Foreign exchange gains and losses, primarily from balance sheet revaluation, and gains and losses from the disposal of operations, previously reported within 'Total operating expenses', are now reported in a new Statement of Operations line item, 'Other income (expense), net', which is reported below the 'Operating income (loss)' line item. Prior period amounts have been reclassified to conform to this presentation.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.
Foreign Currency Translation
Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.
Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning: the valuation of intangible assets and goodwill (including those acquired through business combinations); the selection of useful lives of fixed and intangible assets; impairment testing; provisions necessary for accounts receivable, commitments and contingencies and accrued liabilities; long-term asset returns, discount rates and mortality rates in order to estimate pension liabilities and pension expense; income tax valuation allowances; and other similar evaluations. Actual results could differ from the estimates underlying these consolidated financial statements.
Cash and Cash Equivalents
Cash and cash equivalents primarily consist of time deposits with original maturities of three months or less.
Fiduciary Assets and Fiduciary Liabilities
In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers which it then remits to insureds.
Fiduciary Assets
Fiduciary assets comprise Fiduciary Receivables and Fiduciary Funds.

Willis Group Holdings plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fiduciary Receivables
Fiduciary receivables represent uncollected premiums from insureds and uncollected claims or refunds from insurers.
Fiduciary Funds
Fiduciary funds represent unremitted premiums received from insureds and unremitted claims or refunds received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity. Such funds are not available to service the Company’s debt or for other corporate purposes. Notwithstanding the legal relationships with insureds and insurers, the Company is entitled to retain investment income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.
The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company, or the date the Company receives refunds from the insurers, and the date the Company is required to forward such payment to the insurer, or insured, respectively.
In certain instances, the Company advances premiums, refunds or claims to insurance underwriters or insureds prior to collection. Such advances are made from fiduciary funds and are reflected in the accompanying consolidated balance sheets as fiduciary assets.
Fiduciary Liabilities
Fiduciary liabilities represent the obligations to remit fiduciary funds and fiduciary receivables to insurers or insureds.
Accounts Receivable
Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.
Fixed Assets
Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.
Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the remaining lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 10 years. Freehold land is not depreciated.
Recoverability of Fixed Assets
Long-lived assets are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Operating Leases
Rentals payable on operating leases are charged straight line to expenses over the lease term as the rentals become payable.
Goodwill and Other Intangible Assets
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. In testing for impairment, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the amount of an

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

impairment loss, if any, is calculated by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.
Acquired intangible assets are amortized over the following periods:

Expected
	Amortization basis	life (years)
Acquired client relationships	In line with underlying cashflows	5 to 20
Acquired management contracts	Straight line	18
Other intangible assets	Straight line	3 to 10
Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.
Investments in Associates
Investments are accounted for using the equity method of accounting if the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an equity ownership in the voting stock of the investee between 20 and 50 percent, although other factors, such as representation on the Board of Directors and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting the investment is carried at cost of acquisition, plus the Company’s equity in undistributed net income since acquisition, less any dividends received since acquisition.
The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statements of operations as a realized loss.
All other equity investments where the Company does not have the ability to exercise significant influence are accounted for by the cost method. Such investments are not publicly traded.
GS & Cie Groupe ('Gras Savoye') is the principal associate of the Company. It is France's leading insurance broker. The Company has a call option to purchase 100 percent of the capital of Gras Savoye, a decision on whether to exercise this or not will be taken by April 30, 2015, for exercise during 2016.
The carrying amount of the Gras Savoye investment as of December 31, 2014 includes interest bearing vendor loans and convertible bonds issued by Gras Savoye of $41 million and $106 million respectively (2013: $46 million and $110 million, respectively).
Derivative Financial Instruments
The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps have been used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income and expenses. The fair values of derivative contracts are recorded in other assets and other liabilities. The effective portions of changes in the fair value of derivatives that qualify for hedge accounting as cash flow hedges are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. If the derivative is designated as, and qualifies as, an effective fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are both recognized in earnings. The amount of hedge ineffectiveness recognized in earnings is based on the extent to which an offset between the fair value of the derivative and hedged item is not achieved. Changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness on those that do qualify, are recorded in other operating expenses or interest expense as appropriate.
The Company evaluates whether its contracts include clauses or conditions which would be required to be separately accounted for at fair value as embedded derivatives.

Willis Group Holdings plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the change is enacted. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized. The Company adjusts valuation allowances to measure deferred tax assets at the amount considered realizable in future periods if the Company’s facts and assumptions change. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.
Positions taken in the Company’s tax returns may be subject to challenge by the taxing authorities upon examination. The Company recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities upon lapse of the relevant statute of limitations, or when positions are effectively settled. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely to be realized on settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Company adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition or measurement of its uncertain tax positions. Such adjustments are reflected as increases or decreases to income taxes in the period in which they are determined.
The Company recognizes interest and penalties relating to unrecognized tax benefits within income taxes.
Provisions for Liabilities
The Company is subject to various actual and potential claims, lawsuits and other proceedings. The Company records liabilities for such contingencies including legal costs when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated. To the extent such losses can be recovered under the Company’s insurance programs, estimated recoveries are recorded when losses for insured events are realized. Significant management judgment is required to estimate the amounts of such contingent liabilities and the related insurance recoveries. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities are not discounted.
Pensions
The Company has two principal defined benefit pension plans which cover approximately half of employees in the United States and United Kingdom. Both these plans are now closed to new entrants. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates including a US non-qualified plan and an unfunded plan in the UK.. Elsewhere, pension benefits are typically provided through defined contribution plans.
Defined benefit plans
The net periodic cost of the Company’s defined benefit plans are measured on an actuarial basis using the projected unit credit method and several actuarial assumptions the most significant of which are the discount rate and the expected long-term rate of return on plan assets. Other material assumptions include rates of participant mortality, the expected long-term rate of compensation and pension increases and rates of employee termination. Gains and losses occur when actual experience differs from actuarial assumptions. If such gains or losses exceed ten percent of the greater of plan assets or plan liabilities the Company amortizes those gains or losses over the average remaining service period or average remaining life expectancy as appropriate of the plan participants.
In accordance with US GAAP the Company records on the balance sheet the funded status of its pension plans based on the projected benefit obligation.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Defined contribution plans
Contributions to the Company’s defined contribution plans are recognized as they fall due. Differences between contributions payable in the year and contributions actually paid are shown as either other assets or other liabilities in the consolidated balance sheets.
Share-Based Compensation

The Company has equity-based compensation plans that provide for grants of restricted stock units and stock options to employees and non-employee directors of the Company who perform services for the Company.

The Company expenses all equity-based compensation on a straight-line basis over the requisite service period based upon the fair value of the award on the date of grant, the estimated achievement of any performance targets and anticipated staff retention. The awards under equity-based compensation are classified as equity and included as a component of equity on the Company’s consolidated balance sheets, as the ultimate payment of such awards will not be achieved through use of the Company’s cash or other assets.

Revenue Recognition
Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers, investment income and other income.
Brokerage income and fees negotiated in lieu of brokerage are recognized at the later of the policy inception date or when the policy placement is complete. Commissions on additional premiums and adjustments are recognized when approved by or agreed between the parties and collectability is reasonably assured.
Fees for risk management and other services are recognized as the services are provided. Consideration for negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are allocated to all deliverables on the basis of their relative selling prices. The Company establishes contract cancellation reserves where appropriate: at December 31, 2014, 2013 and 2012, such amounts were not material.
Investment income is recognized as earned.
Other income comprises gains on disposal of intangible assets, which primarily arise from settlements through enforcing non-compete agreements in the event of losing accounts through producer defection or the disposal of books of business.

Change to Segmental Presentation
Effective from January 1, 2015, the Company changed the way it manages and reports operating results, resulting in a change in the Company's operating and reportable segments from three segments, known as Willis Global, Willis North America and Willis International, into four segments: Willis Capital, Wholesale and Reinsurance ('Willis CWR'); Willis North America; Willis International; and Willis GB.
The principal changes to the reporting units are as follows:

•
Willis International and Willis North America remain largely unchanged except for certain specialty teams formerly included in Global which are now included in the geographic regions in which they are located.

•
Willis Capital, Wholesale and Reinsurance comprises Willis Re, Willis Capital Markets & Advisory and the Company's wholesale business. In addition, it will also include a new unit called Willis Portfolio and Underwriting Services which were formerly included as part of the Global segment.

•
The remaining component businesses previously included as part of the Global segment which includes the Company's UK retail business, facultative business and London specialty business, now form Willis GB.

Willis Group Holdings plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accordingly, Note 5 - ‘Restructuring Costs’; Note 12 - ‘Goodwill’; and Note 26 - ‘Segment Information’ have been recast to take into account these changes. The Financial Statement and Supplementary data has not however been updated for other subsequent events or information.

3.	EMPLOYEES
The average number of persons, including Executive Directors, employed by the Company is as follows:

	Years ended December 31,
	2014	2013	2012
Total average number of employees for the year	18,200	17,900	17,500
Salaries and benefits expense comprises the following:

	Years ended December 31,
	2014	2013	2012
	(millions)
Salaries and other compensation awards including amortization and write-off of cash retention awards of $10 million, $6 million and $416 million	$2,069	$1,953	$2,258
Share-based compensation	52	42	32
Severance costs	8	32	6
Social security costs	147	135	133
Retirement benefits — defined benefit plan (income) expense	(17)	(4)	2
Retirement benefits — defined contribution plan expense	55	49	44
Total salaries and benefits expense	$2,314	$2,207	$2,475

Severance Costs
Severance costs that have arisen in the normal course of business amounted to $8 million in the year ended December 31, 2014 (2013: $4 million; 2012: $6 million).
During the year ended December 31, 2013, the Company incurred additional salaries and benefits costs of $29 million of which $28 million related to severance costs, in relation to an Expense Reduction Initiative in the first quarter. These costs related to 207 positions that were eliminated.

4.	SHARE-BASED COMPENSATION
On December 31, 2014, the Company had a number of open share-based compensation plans, which provide for the grant of time-based options and performance-based options, time-based restricted stock units and performance-based restricted stock units, and various other share-based grants to employees. All of the Company’s share-based compensation plans under which any options, restricted stock units or other share-based grants are outstanding as at December 31, 2014 are described below. The compensation cost that has been recognized for those plans for the year ended December 31, 2014 was $52 million (2013: $42 million; 2012: $32 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2014 was $12 million (2013: $9 million; 2012: $9 million).

2012 Equity Incentive Plan

This plan, which was established on April 25, 2012, provides for the granting of incentive stock options, time-based or performance-based non-statutory stock options, share appreciation rights, restricted shares, time-based or performance-based restricted share units ('RSUs'), performance-based awards and other share-based grants or any combination thereof (collectively referred to as 'Awards') to employees, officers, directors and consultants ('Eligible Individuals') of the Company. The Board of Directors also adopted a sub-plan under the 2012 plan to provide an employee sharesave scheme in the United Kingdom.
There are 13,776,935 shares available for grant under this plan. In addition, shares subject to awards that were granted under the Willis Group Holdings 2008 Share Purchase and Option Plan, that terminate, expire or lapse for any reason will be made available for future Awards under this Plan. Options are exercisable on a variety of dates, including from the second, third, fourth or fifth anniversary of grant. Unless terminated sooner by the Board of Directors, the 2012 Plan will expire 10 years after the date of its adoption. That termination will not affect the validity of any grants outstanding at that date.
2008 Share Purchase and Option Plan
This plan, which was established on April 23, 2008, provides for the granting of time and performance-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. The 2008 plan was

Notes to the financial statements

4. SHARE-BASED COMPENSATION (Continued)

terminated as at April 25, 2012 and no further grants will be made under this plan. Any shares available for grant under the 2008 plan were included in the 2012 Equity Incentive Plan availability.
Options are exercisable on a variety of dates, including from the third, fourth or fifth anniversary of grant.
Employee Stock Purchase Plans
The Company adopted the Willis Group Holdings 2001 North America Employee Share Purchase Plan, which expired on May 31, 2011 and the Willis Group Holdings 2010 North America Employee Stock Purchase Plan, which expires on May 31, 2020. These plans provide certain eligible employees in the United States and Canada the ability to contribute payroll deductions to the purchase of Willis Group Holdings plc shares at the end of each offering period.
Option Valuation Assumptions
The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock. The Company uses the simplified method set out in Accounting Standard Codification (‘ASC’) 718-10-S99 to derive the expected term of options granted as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk-free rate for periods within the expected life of the option is based on the US Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2014	2013	2012
Expected volatility	18.7%	24.7%	32.1%
Expected dividends	2.8%	2.6%	3.2%
Expected life (years)	4	4	5
Risk-free interest rate	1.3%	1.5%	0.9%

Willis Group Holdings plc

4. SHARE-BASED COMPENSATION (Continued)

A summary of option activity under the plans at December 31, 2014, and changes during the year then ended is presented below:

		Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
(Options in thousands)	Options	Price(i)	Term	Value
				(millions)
Time-based stock options
Balance, beginning of year	7,983	$35.95
Granted	1,069	$41.00
Exercised	(2,795)	$34.65
Forfeited	(362)	$37.31
Expired	(212)	$36.05
Balance, end of year	5,683	$37.45	5 years	$42
Options vested or expected to vest at December 31, 2014	5,131	$37.41	5 years	$38
Options exercisable at December 31, 2014	2,712	$35.84	4 years	$24
Performance-based stock options
Balance, beginning of year	5,260	$32.80
Exercised	(1,201)	$29.46
Forfeited	(392)	$33.86
Balance, end of year	3,667	$33.78	3 years	$40
Options vested or expected to vest at December 31, 2014	3,376	$33.64	3 years	$38
Options exercisable at December 31, 2014	2,829	$32.81	3 years	$34
_________________________________

(i)	Certain options are exercisable in pounds sterling and are converted to dollars using the exchange rate at December 31, 2014.
The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2014 was $5.33 (2013: $7.74; 2012: $6.98). The total intrinsic value of options exercised during the year ended December 31, 2014 was $22 million (2013: $32 million; 2012: $8 million). At December 31, 2014 there was $15 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of 2 years.
There were no performance-based options granted during the year ended December 31, 2014 or the year ended December 31, 2013. The weighted average grant-date fair value of performance-based options was $7.61 in the year ended December 31, 2012. The total intrinsic value of options exercised during the year ended December 31, 2014 was $15 million (2013: $14 million; 2012: $5 million). At December 31, 2014 there was $2 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans; that cost is expected to be recognized over a weighted-average period of 1 year.

Notes to the financial statements

4. SHARE-BASED COMPENSATION (Continued)

A summary of restricted stock unit activity under the Plans at December 31, 2014, and changes during the year then ended is presented below:

		Weighted Average Grant Date
(Units awarded in thousands)	Shares	Fair Value
Nonvested shares (restricted stock units)
Balance, beginning of year	2,929	$38.71
Granted	1,750	$43.03
Vested	(858)	$37.19
Forfeited	(327)	$37.62
Balance, end of year	3,494	$41.35

The total number of restricted stock units vested during the year ended December 31, 2014 was 857,603 shares at an average share price of $44.09 (2013: 873,670 shares at an average share price of $41.10; 2012: 408,005 shares at an average price of $35.82). At December 31, 2014 there was $109 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under the plan; that cost is expected to be recognized over a weighted average period of 2 years.
Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2014 was $134 million (2013: $155 million; 2012: $53 million). The actual tax benefit recognized for the tax deductions from option exercises of the share-based payment arrangements totaled $20 million for the year ended December 31, 2014 (2013: $28 million; 2012: $8 million).

5.	RESTRUCTURING COSTS

In April 2014, the Company announced a multi-year operational improvement program designed to strengthen the Company’s client service capabilities and to deliver future cost savings (hereinafter referred to as the Operational Improvement Program). The main elements of the program, which is expected to be completed by the end of 2017, include the following:

•
movement of more than 3,500 support roles from higher cost locations to Willis facilities in lower cost locations, bringing the ratio of employees in higher cost versus lower cost near-shore and off-shore centers from approximately 80:20 to approximately 60:40;

•	net workforce reductions in support positions;

•	lease consolidation in real estate and reductions in ratios of seats per employee and square footage of floor space per employee; and

•	information technology systems simplification and rationalization.

The program is expected to deliver cost savings of at least $420 million through 2017 and annual cost savings of $300 million starting 2018. To achieve these cost savings, the company is expecting to incur cumulative costs, including capital expenditure, of approximately $410 million through the end of 2017.

The Company recognized restructuring costs of $36 million in the year ended December 31, 2014, related to its Operational Improvement Program.

Willis Group Holdings plc

5. RESTRUCTURING COSTS (Continued)

An analysis of the cost for restructuring recognized in the statement of operations in the year ended December 31, 2014, is as follows:

	Twelve months ended December 31, 2014
	Willis North America	Willis International	Willis GB	Willis CWR	Corporate	Total
	(millions)
Termination benefits	$3	$3	$9	$1	$—	$16
Professional services and other	—	2	1	—	17	20
Total	$3	$5	$10	$1	$17	$36

As discussed in Note 2 - 'Basis of presentation and significant accounting policies', effective from January 1, 2015, the company changed the way it manages and reports operating results, resulting in a change in the Company's operating and reportable segments. As a consequence the above table has been recast to conform prior period amounts to the new segmental presentation.

At December 31, 2014, the Company's liability under the Operational Improvement Program is as follows:

	Termination Benefits	Professional Services and other	Total
	(millions)
Balance at January 1, 2014	$—	$—	$—
Charges incurred	16	20	36
Cash payments	(11)	(14)	(25)
Balance at December 31, 2014	$5	$6	$11

6.	AUDITORS’ REMUNERATION
An analysis of auditors’ remuneration is as follows:

	Years ended December 31,
	2014	2013	2012
	(millions)
Audit of group consolidated financial statements	$5	$4	$4
Other assurance services	2	3	3
Other non-audit services	1	1	1
Total auditors’ remuneration	$8	$8	$8

Notes to the financial statements

7.	OTHER INCOME (EXPENSE), NET

Other income (expense), net consists of the following:

	Years ended December 31,
	2014	2013	2012
	(millions)
Gain (loss) on disposal of operations	$12	$2	$(3)
Impact of Venezuelan currency devaluation	(14)	—	—
Foreign exchange gain	8	20	19
Other income (expense), net	$6	$22	$16

8.	INCOME TAXES
An analysis of income from continuing operations before income taxes and interest in earnings of associates by location of the taxing jurisdiction is as follows:

	Years ended December 31,
	2014	2013	2012
	(millions)
Ireland	$(65)	$(52)	$(47)
United States	92	(11)	(615)
United Kingdom	154	282	25
Other jurisdictions	337	280	300
Income (loss) from continuing operations before income taxes and interest in earnings of associates	$518	$499	$(337)
The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2014	2013	2012
	(millions)
Current income taxes:
US federal tax	$(16)	$7	$3
US state and local taxes	7	3	1
UK corporation tax	29	28	2
Other jurisdictions	73	45	41
Total current taxes	93	83	47
Deferred taxes:
US federal tax	30	10	(44)
US state and local taxes	10	1	(41)
Effect of US valuation allowance	5	2	113
UK corporation tax	24	17	27
Other jurisdictions	(3)	9	(1)
Total deferred taxes	66	39	54
Total income taxes	$159	$122	$101

Willis Group Holdings plc

8. INCOME TAXES (Continued)

The reconciliation between US federal income taxes at the statutory rate and the Company’s provision for income taxes on continuing operations is as follows:

	Years ended December 31,
	2014	2013	2012
	(millions, except percentages)
Income (loss) from continuing operations before income taxes and interest in earnings of associates	$518	$499	$(337)
US federal statutory income tax rate	35%	35%	35%
Income tax expense at US federal tax rate	181	175	(118)
Adjustments to derive effective rate:
Non-deductible expenditure	21	19	15
Tax impact of internal restructurings	—	11	—
Movement in provision for unrecognized tax benefits	1	(1)	6
Impairment of non-qualifying goodwill	—	—	137
Disposal of non-qualifying goodwill	11	—	—
Impact of change in tax rate on deferred tax balances	—	(4)	(3)
Adjustment in respect of prior periods	(2)	1	6
Non-deductible Venezuelan foreign exchange loss	5	—	—
Effect of foreign exchange and other differences	(4)	1	2
Changes in valuation allowances applied to deferred tax assets	7	—	114
Adjustments to eliminate the net tax effect of intra-group items	(30)	(30)	(31)
Tax differentials of foreign earnings:
Foreign jurisdictions	(48)	(54)	(12)
US state taxes and local taxes	17	4	(15)
Provision for income taxes	$159	$122	$101

Willis Group Holdings plc is a non-trading holding company tax resident in Ireland where it is taxed at the statutory rate of 25%. The provision for income tax on continuing operations has been reconciled above to the US federal statutory tax rate of 35% due to significant operations in the US.

Notes to the financial statements

8. INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2014	2013
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$133	$153
US state net operating losses	76	70
UK net operating losses	1	3
Other net operating losses	12	5
UK capital losses	39	43
Accrued retirement benefits	109	47
Deferred compensation	34	37
Stock options	22	25
Gross deferred tax assets	426	383
Less: valuation allowance	(280)	(196)
Net deferred tax assets	$146	$187
Deferred tax liabilities:
Cost of intangible assets, net of related amortization	$149	$120
Cost of tangible assets, net of related amortization	38	44
Prepaid retirement benefits	62	56
Accrued revenue not currently taxable	25	23
Financial derivative transactions	—	3
Deferred tax liabilities	274	246
Net deferred tax (liability) asset	$(128)	$(59)

	December 31,
	2014	2013
	(millions)
Balance sheet classifications:
Current:
Deferred tax assets	$12	$15
Deferred tax liabilities	(21)	(25)
Net current deferred tax liabilities	(9)	(10)
Non-current:
Deferred tax assets	9	7
Deferred tax liabilities	(128)	(56)
Net non-current deferred tax liabilities	(119)	(49)
Net deferred tax liabilities	$(128)	$(59)
As a result of certain realization requirements of ASC 718 Compensation - Stock Compensation, the Company recognized $8 million of previously unrecognized deferred tax assets that arose directly from tax deductions related to equity compensation greater than compensation recognized for financial reporting. Equity was increased by this $8 million as of December 31, 2014.

Willis Group Holdings plc

8. INCOME TAXES (Continued)

At December 31, 2014, the Company had valuation allowances of $280 million (2013: $196 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowances at December 31, 2014, relate to deferred tax assets arising from UK capital loss carryforwards ($39 million) and other net operating losses ($10 million), which have no expiration date, and to the deferred tax assets in the United States ($231 million). Included within US deferred tax assets are assets of $76 million in respect of US state net operating losses. These losses will expire as follows: $8 million from 2015 to 2018, $17 million from 2019 to 2023 and $51 million from 2024 to 2034. Capital loss carryforwards can only be offset against future UK capital gains.

	Balance at beginning of year	Additions/ (releases) charged to costs and expenses	Other movements	Foreign exchange differences	Balance at end of year
Description
	(millions)
Year Ended December 31, 2014
Deferred tax valuation allowance	$196	$17	$67	$—	$280
Year Ended December 31, 2013
Deferred tax valuation allowance	221	15	(40)	—	196
Year Ended December 31, 2012
Deferred tax valuation allowance	102	110	12	(3)	221
The amount charged to tax expense in the table above differs from the effect of $7 million disclosed in the rate reconciliation primarily because the movement in this table includes effects of state taxes, which are disclosed separately in the rate reconciliation. The impact of Other movements is primarily recorded in other comprehensive income.
At December 31, 2014 the Company had deferred tax assets of $146 million (2013: $187 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised.
The Company recognizes deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management’s opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.
Unrecognized tax benefits
Total unrecognized tax benefits as at December 31, 2014, totaled $19 million. During the next 12 months it is reasonably possible that the Company will recognize approximately $1 million of tax benefits related to the release of provisions for potential inter company pricing adjustments no longer required due to either settlement through negotiation or closure of the statute of limitations on assessment.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

	2014	2013	2012
	(millions)
Balance at January 1	$41	$37	$16
Reductions due to a lapse of the applicable statute of limitation	—	(5)	(3)
Increases for positions taken in current period	5	9	8
(Decreases) increases for positions taken in prior periods	(26)	—	16
Other movements	(1)	—	—
Balance at December 31	$19	$41	$37

Notes to the financial statements

8. INCOME TAXES (Continued)

$19 million of the unrecognized tax benefits at December 31, 2014 would, if recognized, favorably affect the effective tax rate in future periods.
The Company files tax returns in the various tax jurisdictions in which it operates. US tax returns have been filed timely. Although tax years 2008 and 2009 are closed, the IRS could make adjustments (but not assess additional tax) up to the amount of the net operating losses carried forward from those years. The Company extended the federal statute of limitations for assessment in the United States for the 2010 year until March 15, 2015.
All UK tax returns have been filed timely and are in the normal process of being reviewed, by HM Revenue & Customs. There are no material ongoing inquiries in relation to filed UK returns. In other tax jurisdictions the Company is currently not subject to any examinations for any year prior to 2004.

9.	EARNINGS PER SHARE
Basic and diluted earnings per share are calculated by dividing net income (loss) attributable to Willis Group Holdings by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.
In periods where losses are reported the weighted average shares outstanding excludes potentially issuable shares described above, because their inclusion would be anti-dilutive.
For the year ended December 31, 2014, time-based and performance-based options to purchase 5.7 million and 3.7 million shares (2013: 8.0 million and 5.3 million; 2012: 10.2 million and 6.5 million), respectively, and 3.5 million restricted stock units (2013: 2.9 million; 2012: 2.5 million) were outstanding.
Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2014	2013	2012
	(millions, except per share data)
Net income (loss) attributable to Willis Group Holdings	$362	$365	$(446)
Basic weighted average number of shares outstanding	178	176	173
Dilutive effect of potentially issuable shares	3	3	—
Diluted weighted average number of shares outstanding	181	179	173
Basic earnings per share:
Net income (loss) attributable to Willis Group Holdings shareholders	$2.03	$2.07	$(2.58)
Dilutive effect of potentially issuable shares	(0.03)	(0.03)	—
Diluted earnings per share:
Net income (loss) attributable to Willis Group Holdings shareholders	$2.00	$2.04	$(2.58)
Options to purchase 2.4 million shares and 1.5 million restricted stock units for the year ended December 31, 2014, were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2013: 2.1 million shares and 1.3 million restricted stock units; 2012: 16.7 million shares and 2.5 million restricted stock units).

Willis Group Holdings plc

10.	ACQUISITIONS
During the years ended December 31, 2014 and 2013 we made the following acquisitions in line with our strategy to invest in targeted acquisitions with a focus on earnings accretion, competitive position, and fit.
Max Matthiessen Holding AB
In the fourth quarter of 2014, the Company acquired 75.8 percent of Max Matthiessen Holding AB and subsidiaries (collectively referred to as Max Matthiessen), a leading employee benefits adviser in Sweden, for cash consideration of $204 million.
On acquisition the Company recognized acquired intangible assets of $134 million of which $56 million was in relation to client relationships and $76 million was in relation to fund management contracts, which are being amortized over 12 years and 18 years respectively. The remaining $2 million of intangible assets relate to the Max Matthiessen trade name and is being amortized over 4 years.
Goodwill of $139 million was recognized on the transaction.
Charles Monat Limited
In the second quarter of 2014, the Company acquired 100 percent of Charles Monat Limited and its subsidiaries (collectively referred to as Charles Monat), a life insurance solutions adviser to high net worth clients based in Hong Kong, for cash consideration of $59 million.
Additional consideration estimated at $29 million is payable in annual installments over the next 5 years, based on a multiple of EBITDA of the entities acquired, during the period from May 25, 2014 until September 2, 2019. This consideration has been assessed to have a fair value of $12 million at the date of acquisition.
On acquisition the Company recognized acquired intangible assets of $35 million of which $27 million was in respect of client relationships, which are being amortized over an expected life of 11 years. The remaining $8 million of intangible assets relate to carrier relationships and trade names and are both being amortized over 5 years.
Goodwill of $31 million was recognized on the transaction.
Prime Professions Ltd
In second quarter 2013, the Company acquired 100 percent of PPH Limited and its subsidiary Prime Professions Limited (together referred to as Prime Professions), a leading UK based professional indemnity insurance broker, for cash consideration of $29 million. Additional consideration of up to approximately $2 million is payable in 2015 based on the achievement of certain revenue targets.
In relation to the acquisition of Prime Professions, the Company recognized acquired intangible assets of $17 million of which $16 million was in respect of client relationships, which are being amortized over an expected life of 15 years. The remaining intangible assets relate to non-compete agreements and the Prime trade name which are being amortized over 8 years and 3 years, respectively.
Goodwill of $15 million was recognized on the transaction.
The aggregate costs incurred related to the above acquisitions for the year ended December 31, 2014 was $3 million (2013: $1 million)
In addition to the above acquisitions, the Company completed a number of smaller acquisitions during 2014 for aggregated consideration of $27 million and consequently recognised intangible assets of $16 million and goodwill of $14 million.

Notes to the financial statements

11.	FIXED ASSETS, NET
An analysis of fixed asset activity for the years ended December 31, 2014 and 2013 are as follows:

	Land and buildings (i)	Leasehold improvements	Furniture and equipment	Total
	(millions)
Cost: at January 1, 2013	$78	$227	$576	$881
Additions	10	22	80	112
Disposals	—	(7)	(43)	(50)
Foreign exchange	1	—	5	6
Cost: at December 31, 2013	89	242	618	949
Additions	7	25	84	116
Disposals	—	(12)	(29)	(41)
Foreign exchange	(3)	(10)	(31)	(44)
Cost: at December 31, 2014	$93	$245	$642	$980

Depreciation: at January 1, 2013	$(32)	$(75)	$(306)	$(413)
Depreciation expense provided	(3)	(18)	(73)	(94)
Disposals	—	6	36	42
Foreign exchange	(1)	—	(2)	(3)
Depreciation: at December 31, 2013	(36)	(87)	(345)	(468)
Depreciation expense provided	(4)	(20)	(68)	(92)
Disposals	—	10	28	38
Foreign exchange	2	4	19	25
Depreciation: at December 31, 2014	$(38)	$(93)	$(366)	$(497)
Net book value:
At December 31, 2013	$53	$155	$273	$481

At December 31, 2014	$55	$152	$276	$483
_________________________________

(i)
Included within land and buildings are assets held under capital leases: At December 31, 2014, cost and accumulated depreciation were $32 million and $8 million respectively (2013: $31 million and $6 million, respectively; 2012: $25 million and $4 million respectively). Depreciation in the year ended December 31, 2014 was $2 million (2013: $2 million; 2012: $1 million).

Notes to the financial statements

12.	GOODWILL
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. Goodwill is not amortized but is subject to impairment testing annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable.
As discussed in Note 2 - 'Basis of presentation and significant accounting policies', effective from January 1, 2015, the Company changed the way it manages and reports operating results, resulting in a change in the Company's operating and reportable segments. As a consequence goodwill has been allocated to the new reporting units using a relative fair value approach.
The Company has determined that its reporting units are consistent with its operating segments: Willis GB; Willis Capital, Wholesale and Reinsurance ('Willis CWR'); Willis North America; and Willis International. Goodwill is allocated to these reporting units based on the original purchase price allocation for acquisitions within the reporting units. When a business entity is sold, goodwill is allocated to the disposed entity based on the fair value of that entity compared to the fair value of the reporting unit in which it is included.
The changes in the carrying amount of goodwill by reporting unit for the years ended December 31, 2014 and 2013, are as follows:

	Willis GB	Willis Capital, Wholesale & Reinsurance	Willis North America	Willis International	Total
	(millions)
Balance at January 1, 2013
Goodwill, gross	$538	$850	$1,573	$358	$3,319
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	538	850	1,081	358	2,827
Purchase price allocation adjustments	—	—	(1)	—	(1)
Goodwill acquired during the year	15	—	—	1	16
Goodwill disposed of during the year	—	—	(14)	—	(14)
Other movements	—	—	(1)	—	(1)
Foreign exchange	2	1	—	8	11
Balance at December 31, 2013
Goodwill, gross	555	851	1,557	367	3,330
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	$555	$851	$1,065	$367	$2,838
Purchase price allocation adjustments	3	—	3	7	13
Goodwill acquired during the year	—	5	—	179	184
Goodwill disposed of during the year	—	—	(48)	—	(48)
Foreign exchange	(3)	(4)	—	(43)	(50)
Balance at December 31, 2014
Goodwill, gross	555	852	1,512	510	3,429
Accumulated impairment losses	—	—	(492)	—	(492)
Goodwill, net	$555	$852	$1,020	$510	$2,937
_________________________________

Impairment Review
The Company reviews goodwill for impairment annually, or whenever events of circumstances indicate impairment may have occurred. In the first step of the impairment test, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is

Willis Group Holdings plc

12. GOODWILL (Continued)

calculated in the second step of the impairment test by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.
The Company's goodwill impairment test for 2014 has not resulted in an impairment charge (2013: $nil; 2012: $492 million).
In 2012, as a consequence of the Company's annual goodwill impairment test performed as of October 1, 2012, the Company concluded that a pre-tax impairment charge of $492 million was required to reduce the carrying value of the goodwill associated with the Company's Willis North America reporting unit. The Company used the income approach to measure the fair value of the North America reporting unit, which involved calculating the fair value of the reporting unit based on the present value of the estimated future cash flows. Cash flow projections were based on management's estimates of revenue growth rates and operating margins, taking into consideration industry and market conditions and the uncertainty related to the business's ability to execute on the projected cash flows. The discount rate used was based on the weighted-average cost of capital adjusted for the relevant risk associated with market participant expectations of characteristics of the reporting unit. The unobservable inputs included projected revenue growth rates, profitability and the market participant assumptions within the discount rate. The decline in the estimated fair value of the reporting unit resulted from lower projected revenue growth rates and profitability levels as well as an increase in the discount rate used to calculate discounted cash flows. As a consequence of the significance of unobservable inputs developed using company-specific information, the re-measurement of goodwill for this reporting unit is classified as a non-recurring level 3 fair value assessment.

13.	OTHER INTANGIBLE ASSETS, NET
Other intangible assets are classified into the following categories:

•	Client Relationships

•	Management Contracts

•	Other, including:

•	non-compete agreements

•	trade names

•	contract based, technology and other
The major classes of amortizable intangible assets are as follows:

	December 31, 2014			December 31, 2013
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	(millions)
Client relationships	$689	$(316)	$373	$671	$(326)	$345
Management contracts	71	(1)	70	—	—	—
Other	11	(4)	7	14	(6)	8
Total amortizable intangible assets	$771	$(321)	$450	$685	$(332)	$353

Willis Group Holdings plc

14. OTHER INTANGIBLE ASSETS, NET (Continued)

The aggregate amortization of intangible assets for the year ended December 31, 2014 was $54 million (2013: $55 million; 2012: $59 million). The estimated aggregate amortization of intangible assets for each of the next five years ended December 31 is as follows:

(millions)
2015	$57
2016	51
2017	46
2018	41
2019	37
Thereafter	218
Total	$450

14.	OTHER ASSETS
An analysis of other assets is as follows:

	December 31,
	2014	2013
	(millions)
Other current assets
Prepayments and accrued income	$81	$73
Income taxes receivable	30	32
Deferred compensation plan assets	17	26
Other receivables	86	66
Total other current assets	$214	$197
Other non-current assets
Deferred compensation plan assets	$92	$88
Income taxes receivable	—	21
Accounts receivable, net	29	28
Other investments	29	19
Other receivables	70	50
Total other non-current assets	$220	$206
Total other assets	$434	$403

Notes to the financial statements

15.	OTHER LIABILITIES
An analysis of other liabilities is as follows:

	December 31,
	2014	2013
	(millions)
Other current liabilities
Accounts payable	$131	$123
Accrued dividends payable	55	51
Other taxes payable	44	51
Deferred compensation plan liability	17	26
Other payables	197	164
Total other current liabilities	$444	$415
Other non-current liabilities
Incentives from lessors	$171	$183
Deferred compensation plan liability	92	89
Contingent or deferred consideration on acquisition	26	13
Accounts payable	14	6
Income taxes payable	15	40
Other payables	71	43
Total other non-current liabilities	$389	$374
Total other liabilities	$833	$789

Willis Group Holdings plc

16.	ALLOWANCE FOR DOUBTFUL ACCOUNTS
Accounts receivable are stated at estimated net realizable values. The allowances shown below as at the end of each period, are recorded as the amounts considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

	Balance at beginning of year	Additions/ (releases) charged to costs and expenses	Deductions / Other movements	Foreign exchange differences	Balance at end of year
Description
	(millions)
Year Ended December 31, 2014
Allowance for doubtful accounts	$13	$4	$(6)	$1	$12
Year Ended December 31, 2013
Allowance for doubtful accounts	$14	$3	$(4)	$—	$13
Year Ended December 31, 2012
Allowance for doubtful accounts	$13	$16	$(15)	$—	$14

17.	PENSION PLANS
The Company maintains two principal defined benefit pension plans that cover approximately half of the Company's employees in the United States and United Kingdom. Both of these plans are now closed to new entrants and with effect from May 15, 2009, the Company closed the US defined benefit plan to future accrual. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates including a US non-qualified plan and an unfunded plan in the UK. Elsewhere, pension benefits are typically provided through defined contribution plans. It is the Company’s policy to fund pension costs as required by applicable laws and regulations.
At December 31, 2014, the Company recorded, on the Consolidated Balance Sheets:

•	a pension benefit asset of $314 million (2013: $278 million) representing:

•	$314 million (2013: $276 million) in respect of the UK defined benefit pension plan; and

•	$nil (2013: $2 million) in respect of the international defined benefit pension plans.

•	a total liability for pension benefits of $284 million (2013: $136 million) representing:

•	$245 million (2013: $107 million) in respect of the US defined benefit pension plan; and

•	$39 million (2013: $29 million) in respect of the international, US non-qualified and UK unfunded defined benefit pension plans.

Notes to the financial statements

17. PENSION PLANS (Continued)

UK and US defined benefit plans
The following schedules provide information concerning the Company’s UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2014	2013	2014	2013
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$2,785	$2,582	$864	$958
Service cost	41	37	—	—
Interest cost	121	109	40	38
Employee contributions	2	2	—	—
Actuarial loss (gain)	390	79	183	(81)
Curtailment gain	(2)	—	—	—
Benefits paid	(85)	(78)	(36)	(51)
Foreign currency changes	(168)	54	—	—
Benefit obligations, end of year	3,084	2,785	1,051	864
Change in plan assets:
Fair value of plan assets, beginning of year	3,061	2,716	757	708
Actual return on plan assets	520	255	65	60
Employee contributions	2	2	—	—
Employer contributions	91	100	20	40
Benefits paid	(85)	(78)	(36)	(51)
Foreign currency changes	(191)	66	—	—
Fair value of plan assets, end of year	3,398	3,061	806	757
Funded status at end of year	$314	$276	$(245)	$(107)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$314	$276	$—	$—
Liability for pension benefits	—	—	(245)	(107)

Amounts recognized in accumulated other comprehensive loss consist of:

	UK Pension Benefits		US Pension Benefits
	2014	2013	2014	2013
		(millions)
Net actuarial loss	$809	$815	$399	$233
Prior service gain	(20)	(24)	—	—
The accumulated benefit obligations for the Company’s UK and US defined benefit pension plans were $3,017 million and $1,051 million, respectively (2013: $2,701 million and $864 million, respectively).

Willis Group Holdings plc

17. PENSION PLANS (Continued)

The components of the net periodic benefit (income) cost and other amounts recognized in other comprehensive loss for the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2014	2013	2012	2014	2013	2012
			(millions)
Components of net periodic benefit (income) cost:
Service cost	$41	$37	$35	$—	$—	$—
Interest cost	121	109	108	40	38	41
Expected return on plan assets	(213)	(191)	(181)	(54)	(51)	(46)
Amortization of unrecognized prior service gain and curtailment gain	(4)	(5)	(6)	—	—	—
Amortization of unrecognized actuarial loss	42	45	39	6	9	8
Net periodic benefit (income) cost	$(13)	$(5)	$(5)	$(8)	$(4)	$3
Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Net actuarial loss (gain)	$83	$15	$141	$172	$(90)	$37
Amortization of unrecognized actuarial loss	(42)	(45)	(39)	(6)	(9)	(8)
Amortization of unrecognized prior service gain and curtailment gain	4	5	6	—	—	—
Curtailment gain	(2)	—	—	—	—	—
Total recognized in other comprehensive income (loss)	$43	$(25)	$108	$166	$(99)	$29
Total recognized in net periodic benefit cost and other comprehensive income (loss)	$30	$(30)	$103	$158	$(103)	$32

The estimated net loss and prior service cost for the UK and US defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are:

	UK Pension Benefits	US Pension Benefits
	(millions)
Estimated net loss	$39	$11
Prior service gain	(3)	—

Notes to the financial statements

17. PENSION PLANS (Continued)

The following schedule provides other information concerning the Company’s UK and US defined benefit pension plans:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2014	2013	2014	2013
Weighted-average assumptions to determine benefit obligations:
Discount rate	3.6%	4.4%	3.9%	4.8%
Rate of compensation increase	2.9%	3.2%	N/A	N/A
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	4.4%	4.4%	4.8%	4.1%
Expected return on plan assets	7.0%	7.3%	7.3%	7.3%
Rate of compensation increase	3.2%	2.3%	N/A	N/A
The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are: UK and foreign equities 8.86 percent, debt securities 4.38 percent, hedge funds 8.38 percent and real estate 6.53 percent. The expected returns on US plan assets are: US and foreign equities 11.0 percent and debt securities 3.6 percent.
The Company’s pension plan asset allocations based on fair values were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
Asset Category	2014	2013	2014	2013
Equity securities	34%	36%	48%	52%
Debt securities	45%	38%	49%	46%
Hedge funds	14%	17%	—%	—%
Real estate	3%	3%	—%	—%
Cash	4%	6%	—%	—%
Other	—%	—%	3%	2%
Total	100%	100%	100%	100%

In the United Kingdom, the pension trustees, in consultation with the Company, maintain a diversified asset portfolio and this together with contributions made by the Company is expected to meet the pension scheme’s liabilities as they become due. The UK plan’s assets are divided into 13 separate portfolios according to asset class and managed by 10 investment managers. The broad target allocations are UK and foreign equities (36.5 percent), debt securities (43.5 percent), hedge funds (15 percent) and real estate (5 percent). In the United States, the Company’s investment policy is to maintain a diversified asset portfolio, which together with contributions made by the Company is expected to meet the pension scheme’s liabilities as they become due. The US plan’s assets are currently invested in 18 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (50 percent) and debt securities (50 percent).
Fair Value Hierarchy
The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

Willis Group Holdings plc

17. PENSION PLANS (Continued)

The following tables present, at December 31, 2014 and 2013, for each of the fair value hierarchy levels, the Company’s UK pension plan assets that are measured at fair value on a recurring basis.

	UK Pension Plan
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$565	$185	$—	$750
UK equities	234	15	—	249
Other equities	26	124	—	150
Fixed income securities:
US Government bonds	81	2	—	83
UK Government bonds	783	6	—	789
Other Government bonds	3	3	99	105
UK corporate bonds	—	103	—	103
Other corporate bonds	113	33	—	146
Derivatives	—	293	—	293
Real estate	—	—	124	124
Cash and cash equivalents	124	13	—	137
Other investments:
Hedge funds	—	—	487	487
Other	—	(18)	—	(18)
Total	$1,929	$759	$710	$3,398

	UK Pension Plan
December 31, 2013	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$659	$81	$—	$740
UK equities	239	17	—	256
Other equities	40	63	—	103
Fixed income securities:
US Government bonds	31	—	—	31
UK Government bonds	656	—	—	656
Other Government bonds	7	—	100	107
UK corporate bonds	75	—	—	75
Other corporate bonds	151	—	—	151
Derivatives	—	154	—	154
Real estate	—	—	92	92
Cash and cash equivalents	163	—	—	163
Other investments:
Hedge funds	—	28	477	505
Other	—	28	—	28
Total	$2,021	$371	$669	$3,061

Notes to the financial statements

17. PENSION PLANS (Continued)

The UK plan’s real estate investment comprises UK property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. The UK plan’s hedge fund investments are primarily invested in various ‘fund of funds’ and are valued based on net asset values calculated by the fund and are not publicly available. Liquidity is typically monthly and is subject to liquidity of the underlying funds. The UK plan’s Other Government Bonds investments are primarily invested in investment-grade emerging and developed market government bonds. Funds are valued on a net asset value basis, with the underlying bond instruments being valued using bid-side, clean pricing from approved pricing vendors. Prices are not publicly available.
The following tables present, at December 31, 2014 and 2013, for each of the fair value hierarchy levels, the Company’s US pension plan assets that are measured at fair value on a recurring basis.

	US Pension Plan
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$115	$117	$—	$232
Non US equities	110	44	—	154
Fixed income securities:
US Government bonds	—	72	—	72
US corporate bonds	—	171	—	171
International fixed income securities	59	42	—	101
Municipal & Non US government bonds	—	32	—	32
Other investments:
Mortgage backed securities	—	16	—	16
Other	20	8	—	28
Total	$304	$502	$—	$806

	US Pension Plan
December 31, 2013	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$120	$125	$—	$245
Non US equities	116	33	—	149
Fixed income securities:
US Government bonds	—	55	—	55
US corporate bonds	—	151	—	151
International fixed income securities	58	42	—	100
Municipal & Non US government bonds	—	30	—	30
Other investments:
Mortgage backed securities	—	12	—	12
Other	9	6	—	15
Total	$303	$454	$—	$757

Willis Group Holdings plc

17. PENSION PLANS (Continued)

Equity securities comprise:

•	ordinary shares and preferred shares which are valued using quoted market prices; and

•	pooled investment vehicles which are valued at their net asset values as calculated by the investment manager and typically have daily or weekly liquidity.
Fixed income securities comprise US, UK and other Government Treasury Bills, loan stock, index linked loan stock and UK and other corporate bonds which are typically valued using quoted market prices. Certain of these investments are classified as Level 2 investments on the basis that the assets are valued at their net asset values calculated by the investment manager and liquidity is not daily.

Level 3 investments
As a result of the inherent limitations related to the valuations of the Level 3 investments, due to the unobservable inputs of the underlying funds, the estimated fair value may differ significantly from the values that would have been used had a market for those investments existed.
The following table summarizes the changes in the UK pension plan’s Level 3 assets for the years ended December 31, 2014 and 2013:

UK Pension
Plan
Level 3
(millions)
Balance at January 1, 2013	$507
Purchases, sales, issuances and settlements, net	121
Unrealized and realized gains relating to instruments still held at end of year	29
Foreign exchange	12
Balance at December 31, 2013	$669
Purchases, sales, issuances and settlements, net	40
Unrealized and realized gains relating to instruments still held at end of year	24
Foreign exchange	(23)
Balance at December 31, 2014	$710

In 2015, the Company expects to make contributions to the UK plan of approximately $96 million and $10 million to the US plan. In addition, approximately $10 million will be paid in 2015 into the UK defined benefit plan related to employee's salary sacrifice contributions.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

Expected future benefit payments	UK Pension Benefits	US Pension Benefits
	(millions)
2015	83	41
2016	84	43
2017	87	46
2018	89	49
2019	92	51
2019-2023	505	284

Notes to the financial statements

17. PENSION PLANS (Continued)

Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions which the Company, at its discretion may match. The Company did not make any matching contributions in any year presented other than for former HRH employees whose contributions were matched up to 75 percent under the terms of the acquisition. All investment assets of the plan are held in a trust account administered by independent trustees. The Company’s 401(k) matching contributions for 2014 were $15 million (2013: $15 million; 2012: $10 million), matching contributions were increased 1 percent during 2013.

Other defined benefit pension plans
In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates together with a non-qualified defined benefit pension plan in the United States and an unfunded defined benefit pension plan in the United Kingdom.
For disclosure purposes these smaller additional US and UK plans are combined with the Company's other defined benefit pension plans in the tables below.
In total, a $39 million net pension benefit liability (2013: $27 million) has been recognized in respect of these other schemes.
The following schedules provide information concerning the Company’s international, US non-qualified and UK unfunded defined benefit pension plans:

	Other defined benefit plans
	2014	2013
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$195	$180
Service cost	3	3
Interest cost	7	7
Actuarial loss (gain)	38	(5)
Benefits paid	(9)	(6)
Reclassification from other non-current liabilities (i)	—	10
Foreign currency changes	(24)	6
Benefit obligations, end of year	210	195
Change in plan assets:
Fair value of plan assets, beginning of year	168	150
Actual return on plan assets	25	9
Employer contributions	11	10
Benefits paid	(9)	(6)
Foreign currency changes	(24)	5
Fair value of plan assets, end of year	171	168
Funded status at end of year	$(39)	$(27)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$—	$2
Liability for pension benefits	$(39)	$(29)
_________________________________

(i)	Represents the transfer in of the benefit obligation for UK unfunded plan from non-current other liabilities.

Amounts recognized in accumulated other comprehensive loss consist of a net actuarial loss of $42 million (2013: $27 million).

Willis Group Holdings plc

17. PENSION PLANS (Continued)

The accumulated benefit obligation for the Company’s other defined benefit pension plans was $203 million (2013: $191 million).
The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the other defined benefit pension plans are as follows:

	Other defined benefit plans
	2014	2013	2012
	(millions)
Components of net periodic benefit cost:
Service cost	$3	$3	$3
Interest cost	7	7	7
Expected return on plan assets	(6)	(6)	(6)
Amortization of unrecognized actuarial loss	—	1	—
Net periodic benefit cost	$4	$5	$4
Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Amortization of unrecognized actuarial loss	$—	$(1)	$—
Net actuarial loss (gain)	19	(8)	25
Total recognized in other comprehensive loss (income)	19	(9)	25
Total recognized in net periodic benefit cost and other comprehensive loss (income)	$23	$(4)	$29

The estimated net loss for the other defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $1 million.
The following schedule provides other information concerning the Company’s other defined benefit pension plans:

Other defined benefit plans
	2014	2013
Weighted-average assumptions to determine benefit obligations:
Discount rate	2.00% - 3.60%	3.30% - 4.40%
Rate of compensation increase	2.00% - 3.50%	2.00% - 2.50%
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	3.30% - 4.40%	2.50% - 4.40%
Expected return on plan assets	2.00% - 4.66%	2.00% - 4.66%
Rate of compensation increase	2.00% - 2.50%	2.00% - 2.50%

The determination of the expected long-term rate of return on the other defined benefit plan assets is dependent upon the specific circumstances of each individual plan. The assessment may include analyzing historical investment performance, investment community forecasts and current market conditions to develop expected returns for each asset class used by the plans.
The Company’s other defined benefit pension plan asset allocations at December 31, 2014 based on fair values were as follows:

Notes to the financial statements

17. PENSION PLANS (Continued)

	Other defined benefit plans
Asset Category	2014	2013
Equity securities	24%	35%
Debt securities	40%	39%
Real estate	3%	3%
Derivatives	13%	14%
Other	20%	9%
Total	100%	100%

The investment policies for the international plans vary by jurisdiction but are typically established by the local pension plan trustees, where applicable, and seek to maintain the plans’ ability to meet liabilities of the plans as they fall due and to comply with local minimum funding requirements.
Fair Value Hierarchy
The following tables present, at December 31, 2014 and 2013, for each of the fair value hierarchy levels, the Company’s other defined benefit pension plan assets that are measured at fair value on a recurring basis.

	Other defined benefit plans
December 31, 2014	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$18	$—	$—	$18
UK equities	4	—	—	4
Overseas equities	18	—	—	18
Fixed income securities:
Other Government bonds	65	—	—	65
Corporate bonds	4	—	—	4
Derivative instruments	—	23	—	23
Real estate	—	—	6	6
Cash	11	—	—	11
Other investments:
Other investments	14	—	8	22
Total	$134	$23	$14	$171

Willis Group Holdings plc

17. PENSION PLANS (Continued)

	Other defined benefit plans
December 31, 2013	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$29	$—	$—	$29
UK equities	5	—	—	5
Overseas equities	26	—	—	26
Fixed income securities:
Other Government bonds	61	—	—	61
Corporate bonds	4	—	—	4
Derivative instruments	—	23	—	23
Real estate	—	—	5	5
Cash	8	—	—	8
Other investments:
Other investments	—	—	7	7
Total	$133	$23	$12	$168

Equity securities comprise:
ordinary shares which are valued using quoted market prices; and

•	unit linked funds which are valued at their net asset values as calculated by the investment manager and typically have daily liquidity.
Fixed income securities include overseas Government bonds which are typically valued using quoted market prices and derivative instruments which are valued using an income approach typically using swap curves as an input.
Real estate investment comprises overseas property and infrastructure investments which are valued by fund managers taking into account cost, independent appraisals and market based comparable data.
Assets classified as Level 3 investments did not materially change during the year ended December 31, 2014.
In 2015, the Company expects to contribute $10 million to the other defined benefit pension plans.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the other defined benefit pension plans:

Other defined benefit plans
Pension
Expected future benefit payments	Benefits
(millions)
2015	$5
2016	6
2017	6
2018	6
2019	6
2019-2023	32

Willis Group Holdings plc

18.	DEBT
Current portion of long-term debt consists of the following:

	December 31,
	2014	2013
	(millions)
Current portion of 7-year term loan facility expires 2018	$17	$15
5.625% senior notes due 2015	148	—
Fair value adjustment on 5.625% senior notes due 2015	1	—
3-year term loan facility expires 2015	1	—
	$167	$15
Long-term debt consists of the following:

	December 31,
	2014	2013
	(millions)
7-year term loan facility expires 2018	$242	$259
5.625% senior notes due 2015	—	148
Fair value adjustment on 5.625% senior notes due 2015	—	4
4.125% senior notes due 2016	299	299
6.200% senior notes due 2017	394	394
7.000% senior notes due 2019	187	187
5.750% senior notes due 2021	497	496
4.625% senior notes due 2023	249	249
6.125% senior notes due 2043	274	274
3-year term loan facility expires 2015	—	1
	$2,142	$2,311
Guarantees
All direct obligations under the 5.625%, 6.200% and 7.000% senior notes are guaranteed by Willis Group Holdings, Willis Netherlands B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition Limited and Willis Group Limited.
All direct obligations under the 4.625% and 6.125% senior notes are guaranteed by Willis Group Holdings, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis North America Inc. and Willis Group Limited.
All direct obligations under the 4.125% and 5.750% senior notes are guaranteed by Trinity Acquisition Limited, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis North America Inc. and Willis Group Limited.
Term loans and revolving credit facilities
On July 23, 2013 the Company entered into an amendment to its existing credit facilities to extend both the amount of financing and the maturity date of the facilities. As a result of this amendment, the Company's revolving credit facility was increased from $500 million to $800 million. The maturity date on both the revolving credit facility and the $300 million term loan was extended to July 23, 2018, from December 16, 2016, respectively. At the amendment date the Company owed $281 million on the term loan and there was no change to this amount as a result of the refinancing.
The 7-year term loan facility expiring 2018 bears interest at LIBOR plus 1.50% and is repayable in quarterly installments and a final repayment of $186 million is due in the third quarter of 2018. In 2014, the Company made $15 million of mandatory

Willis Group Holdings plc

18. DEBT (Continued)

repayments against this 7-year term loan. Drawings under the $800 million revolving credit facility bear interest at LIBOR plus 1.50%. These margins apply while the Company’s debt rating remains BBB-/Baa3. As of December 31, 2014 $nil was outstanding under this revolving credit facility (December 31, 2013: $nil).

The agreements relating to the Company's 7-year term loan facility expiring 2018 and the revolving $800 million credit facility contain requirements to maintain maximum levels of consolidated funded indebtedness in relation to consolidated EBITDA and minimum level of consolidated EBITDA to consolidated cash interest expense, subject to certain adjustments. In addition, the agreements relating to the Company's credit facilities and senior notes include, in the aggregate covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, payment of taxes and access to information and properties. At December 31, 2014, the Company was in compliance with all covenants.

On March 3, 2014, Willis Securities, Inc., a wholly-owned indirect subsidiary of Willis Group Holdings plc, entered into a $300 million revolving note and cash subordination agreement available for drawing from March 3, 2014 through March 3, 2015.
The aggregate unpaid principal amount of all advances is repayable on or before March 3, 2016.

On April 28, 2014, the Company entered into an amendment to the $300 million revolving note and cash subordination agreement to increase the amount of financing and to extend both the end date of the original credit period and the original repayment date. As a result of this amendment, the revolving credit facility was increased from $300 million to $400 million.
The end date of the credit period was extended to April 28, 2015 from March 3, 2015 and the repayment date was extended to
April 28, 2016 from March 3, 2016. As of December 31, 2014 $nil was outstanding under this revolving credit facility.

Proceeds under the credit facility will be used for regulatory capital purposes related to securities underwriting only, which will allow Willis Securities to meet or exceed capital requirements of regulatory agencies, self-regulatory agencies and their clearing houses, including the Financial Industry Regulatory Authority. Advances under the credit facility bear interest at a rate equal to (a) for Eurocurrency Loans, LIBOR plus 1.50% to 2.25%, and (b) for base rates Loans, the highest of (i) the Federal
Funds rates plus 0.5%, (ii) the 'prime rate' as announced by SunTrust Bank, and (iii) LIBOR plus 1.00%, plus 0.5% to 1.25%, in each case, based upon the Company’s guaranteed senior-unsecured long-term debt rating.
Senior Notes
On August 15, 2013 the Company issued $250 million of 4.625% senior notes due 2023 and $275 million of 6.125% senior notes due 2043. The effective interest rates of these senior notes are 4.696% and 6.154%, respectively, which include the impact of the discount upon issuance.

On July 25, 2013 the Company commenced an offer to purchase for cash any and all of its 5.625% senior notes due 2015 and a portion of its 6.200% senior notes due 2017 and its 7.000% senior notes due 2019 for an aggregate purchase price of up to $525 million. On August 22, 2013 the proceeds from the issue of the senior notes due 2023 and 2043 were used to fund the purchase of $202 million of 5.625% senior notes due 2015, $206 million of 6.200% senior notes due 2017 and $113 million of 7.000% senior notes due 2019.
The Company incurred total losses on extinguishment of debt of $60 million during the year ended December 31, 2013. This was made up of a tender premium of $65 million, the write-off of unamortized debt issuance costs of $2 million and a credit for the reduction of the fair value adjustment on 5.625% senior notes due 2015 of $7 million.
Lines of credit
The Company also has available $3 million (2013: $4 million) in lines of credit, of which $1 million was drawn as of December 31, 2014 (2013: $nil).

Notes to the financial statements

18. DEBT (Continued)

Analysis of interest expense
The following table shows an analysis of the interest expense for the years ended December 31:

	Year ended December 31,
	2014	2013	2012
	(millions)
5.625% senior notes due 2015	$8	$12	$12
4.125% senior notes due 2016	13	13	13
6.200% senior notes due 2017	25	33	38
7.000% senior notes due 2019	14	18	21
5.750% senior notes due 2021	30	29	29
4.625% senior notes due 2023	11	4	—
6.125% senior notes due 2043	16	6	—
7-year term loan facility expires 2018	5	6	6
Revolving $800 million credit facility	3	2	1
Revolving $400 million credit facility	4	—	—
Other	6	3	8
Total interest expense	$135	$126	$128

19.	PROVISIONS FOR LIABILITIES
An analysis of movements on provisions for liabilities is as follows:

	Claims, lawsuits and other proceedings(i)	Other provisions(ii)	Total
		(millions)
Balance at January 1, 2013	$152	$28	$180
Net provisions made during the year	28	6	34
Balances transferred in during the year (iii)	—	13	13
Utilized in the year	(17)	(6)	(23)
Foreign currency translation adjustment	1	1	2
Balance at December 31, 2013	$164	$42	$206
Net provisions made during the year	19	5	24
Balances transferred in during the year (iv)	—	5	5
Utilized in the year	(31)	(3)	(34)
Foreign currency translation adjustment	(4)	(3)	(7)
Balance at December 31, 2014	$148	$46	$194
_________________________________

(i)
The claims, lawsuits and other proceedings provision includes E&O cases which represents management’s assessment of liabilities that may arise from asserted and unasserted claims for alleged errors and omissions that arise in the ordinary course of the Group’s business. Where some of the potential liability is recoverable under the Group’s external insurance arrangements, the full assessment of the liability is included in the provision with the associated insurance recovery shown separately as an asset.

(ii)	The ‘Other’ category includes amounts relating to vacant property provisions of $4 million (2013: $10 million).

(iii)
Provisions held in the UK for ongoing post placement services, long term disability and legal claims all previously recognized within Deferred Revenue and Accrued Expenses were transferred to Provisions for Liabilities during 2013.

(iv)	Provisions held in the UK for dilapidation on UK properties all previously recognized within Deferred Revenue and Accrued Expenses were transferred to Provisions for Liabilities during 2014.

Willis Group Holdings plc

20.	COMMITMENTS AND CONTINGENCIES
The Company’s contractual obligations as at December 31, 2014 are presented below:

	Payments due by
Obligations (iii)	Total	2015	2016-2017	2018-2019	After 2019
	(millions)
7-year term loan facility expires 2018	$259	$17	$45	$197	$—
Interest on term loan	14	4	8	2	—
Revolving $800 million credit facility commitment fees	7	2	4	1	—
Revolving $400 million credit facility commitment fees	2	1	1	—	—
5.625% senior notes due 2015	148	148	—	—	—
4.125% senior notes due 2016	300	—	300	—	—
6.200% senior notes due 2017	394	—	394	—	—
7.000% senior notes due 2019	187	—	—	187	—
5.750% senior notes due 2021	500	—	—	—	500
4.625% senior notes due 2023	250	—	—	—	250
6.125% senior notes due 2043	275	—	—	—	275
Interest on senior notes	896	112	173	137	474
Total debt and related interest	3,232	284	925	524	1,499
Operating leases(i)	1,181	128	221	175	657
Pensions	346	116	190	40	—
Other contractual obligations(ii)	143	10	40	43	50
Acquisition liabilities	51	8	27	16	—
Total contractual obligations	$4,953	$546	$1,403	$798	$2,206
_________________________________

(i)	Presented gross of sublease income.

(ii)
Other contractual obligations include capital lease commitments, put option obligations and investment fund capital call obligations, the timing of which are included at the earliest point they may fall due.

(iii)	The above excludes $19 million of liabilities for unrecognized tax benefits as the Company is unable to reasonably predict the timing of settlement of these liabilities.

Debt obligations and facilities
The Company’s debt and related interest obligations at December 31, 2014 are shown in the above table.
Mandatory repayments of debt over the next 12 months include expiration of the 3-year term loan facility expiring 2015, maturity of the 5.625% senior notes due 2015 and the scheduled repayment of the current portion of the Company’s 7-year term loan. The Company also has the right, at its option, to prepay indebtedness under the credit facility without further penalty and to redeem the senior notes by paying a ‘make-whole’ premium as provided under the applicable debt instrument.

Notes to the financial statements

20. COMMITMENTS AND CONTINGENCIES (Continued)

Operating leases
The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.
As of December 31, 2014, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross rental commitments	Rentals from subleases	Net rental commitments
		(millions)
2015	$128	$(13)	$115
2016	115	(13)	102
2017	106	(12)	94
2018	91	(7)	84
2019	84	(5)	79
Thereafter	657	(10)	647
Total	$1,181	$(60)	$1,121
The Company leases its main London building under a 25-year operating lease, which expires in 2032. The Company’s contractual obligations in relation to this commitment included in the table above total $645 million (2013: $719 million). Annual rentals are $36 million (2013: $36 million) per year and the Company has subleased approximately 29 percent (2013: 29 percent) of the premises under leases up to 15 years. The amounts receivable from subleases, included in the table above, total $51 million (2013: $66 million; 2012: $76 million).
Rent expense amounted to $134 million for the year ended December 31, 2014 (2013: $141 million; 2012: $135 million). The Company’s rental income from subleases was $13 million for the year ended December 31, 2014 (2013: $15 million; 2012: $17 million).
Pensions
Contractual obligations for the Company's pension plans reflect the contributions the Company expects to make over the next five years into the US, UK and Other defined benefit plans. These contributions are based on current funding positions and may increase or decrease dependent on the future performance of the plans.
In the United Kingdom, the Company is required to agree a funding strategy for the UK defined benefit plan with the plan's trustees. In March 2012, the Company agreed to a revised schedule of contributions towards on-going accrual of benefits and deficit funding contributions the Company will make to the UK plan over the six years ended December 31, 2017. Contributions in each of the next three years would total approximately $75 million, of which approximately $19 million relates to on-going contributions calculated as 15.9 percent of active plan members' pensionable salary and approximately $56 million that relates to contributions towards the funding deficit.
In addition, based on this agreement, further contributions would be payable based on a profit share calculation (equal to 20 percent of EBITDA in excess of $900 million per annum as defined by the revised schedule of contributions) and an exceptional return calculation (equal to 10 percent of any exceptional returns made to shareholders, for example, share buybacks, and special dividends). The Company expects to make an exceptional return contribution of $21 million during 2015 as a result of share buyback activity during 2014. Aggregate contributions under the deficit funding contribution and the profit share calculation are capped at £312 million ($486 million) over the six years ended December 31, 2017.
We are currently negotiating a new funding arrangement which we are required to do every three years, which may further change the contributions we are required to make during 2015 and beyond.
An additional amount of approximately $10 million will be paid annually into the UK defined benefit plan related to employee's salary sacrifice contributions.
The total contracted contributions for all plans in 2015 are expected to be approximately $116 million, excluding approximately $10 million in respect of the salary sacrifice contributions.

Willis Group Holdings plc

20. COMMITMENTS AND CONTINGENCIES (Continued)

Guarantees
Guarantees issued by certain of Willis Group Holdings’ subsidiaries with respect to the senior notes and revolving credit facilities are discussed in Note 18 — Debt.
Certain of Willis Group Holdings’ subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $756 million and $828 million at December 31, 2014 and 2013, respectively. The capital lease obligations subject to such guarantees amounted to $11 million as at December 31, 2014 (2013: $11 million).
In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $20 million and $11 million at December 31, 2014 and 2013, respectively. Willis Group Holdings also guarantees certain of its UK and Irish subsidiaries’ obligations to fund the UK and Irish defined benefit plans.
Other contractual obligations
For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell their shares (a put option) to the Company at various dates in the future. Generally, the exercise price of such put options and call options is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates and assuming the put options are exercised, the potential amount payable from these options is not expected to exceed $72 million (2013: $12 million).
In July 2010, the Company made a capital commitment of $25 million to Trident V Parallel Fund, LP, an investment fund managed by Stone Point Capital. This replaced a capital commitment of $25 million that had been made to Trident V, LP in December 2009. As at December 31, 2014 there have been approximately $22 million of capital contributions.
In May 2011, the Company made a capital commitment of $10 million to Dowling Capital Partners I, LP. As at December 31, 2014 there had been approximately $7 million of capital contributions.
Other contractual obligations at December 31, 2014, also include certain capital lease obligations totaling $64 million (2013: $63 million), primarily in respect of the Company's Nashville property.
Claims, Lawsuits and Other Proceedings

In the ordinary course of business, the Company is subject to various actual and potential claims, lawsuits, and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance.
Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the
Company’s employment practices. Some of the claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.
The material actual or potential claims, lawsuits, and other proceedings, of which the Company is currently aware, are as follows:
Stanford Financial Group Litigation
The Company has been named as a defendant in 13 similar lawsuits relating to the collapse of The Stanford Financial Group (‘Stanford’), for which Willis of Colorado, Inc. acted as broker of record on certain lines of insurance. The complaints in these actions generally allege that the defendants actively and materially aided Stanford’s alleged fraud by providing Stanford with certain letters regarding coverage that they knew would be used to help retain or attract actual or prospective Stanford client investors. The complaints further allege that these letters, which contain statements about Stanford and the insurance policies that the defendants placed for Stanford, contained untruths and omitted material facts and were drafted in this manner to help Stanford promote and sell its allegedly fraudulent certificates of deposit.

Errors and omissions claims, lawsuits, and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly in recent years. Regarding self-insured risks, the Company has established provisions which are

Notes to the financial statements

20. COMMITMENTS AND CONTINGENCIES (Continued)

believed to be adequate in the light of current information and legal advice, and the Company adjusts such provisions from time to time according to developments. These provisions have been recognized in other operating expenses to the extent that losses are deemed probable and reasonably estimable. Matters that are not probable or reasonably estimable have not been provided for and the Company does not believe a reasonable possible range of losses, for these matters, can be estimated.

On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings to which the Company is subject, or potential claims, lawsuits, and other proceedings relating to matters of which it is aware, will ultimately have a material adverse effect on the Company’s financial condition, results of operations or liquidity. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation and disputes with insurance companies, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.

Willis Group Holdings plc

21.	ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
The components of other comprehensive (loss) income are as follows:

	December 31, 2014			December 31, 2013			December 31, 2012
	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount
	(millions)
Other comprehensive (loss) income:
Foreign currency translation adjustments	$(183)	$—	$(183)	$20	$—	$20	$46	$—	$46
Pension funding adjustments:
Foreign currency translation on pension funding adjustments	49	(12)	37	(15)	5	(10)	(31)	9	(22)
Net actuarial (loss) gain	(274)	19	(255)	83	2	85	(203)	36	(167)
Amortization of unrecognized actuarial loss	48	(8)	40	55	(9)	46	47	(9)	38
Amortization of unrecognized prior service gain and curtailment gain	(4)	1	(3)	(5)	1	(4)	(6)	1	(5)
Curtailment gain	2	—	2	—	—	—	—	—	—
	(179)	—	(179)	118	(1)	117	(193)	37	(156)
Derivative instruments:
Gain on interest rate swaps (effective element)	—	—	—	—	—	—	3	(1)	2
Interest rate reclassification adjustment	(5)	1	(4)	(5)	1	(4)	(5)	1	(4)
(Loss) gain on forward exchange contracts (effective element)	(31)	6	(25)	10	(2)	8	11	(2)	9
Forward exchange contract reclassification adjustment	16	(3)	13	1	—	1	(4)	1	(3)
Gain on treasury lock (effective element)	—	—	—	19	(4)	15	—	—	—
Treasury lock reclassification adjustment	(1)	—	(1)	—	—	—	—	—	—
	(21)	4	(17)	25	(5)	20	5	(1)	4
Other comprehensive (loss) income	(383)	4	(379)	163	(6)	157	(142)	36	(106)
Less: Other comprehensive loss attributable to noncontrolling interests	6	—	6	—	—	—	—	—	—
Other comprehensive (loss) income attributable to Willis Group Holdings	$(377)	$4	$(373)	$163	$(6)	$157	$(142)	$36	$(106)

Notes to the financial statements

21. ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX (Continued)

The components of accumulated other comprehensive loss, net of tax, are as follows:

	Net foreign currency translation adjustment	Pension funding adjustment	Net unrealized gain on derivative instruments	Total
	(millions)
Balance, December 31, 2011	$(80)	$(675)	$11	$(744)
Other comprehensive income (loss) before reclassifications	46	(189)	11	(132)
Amounts reclassified from accumulated other comprehensive income	—	33	(7)	26
Net current year other comprehensive income (loss), net of tax and noncontrolling interests	46	(156)	4	(106)
Balance, December 31, 2012	$(34)	$(831)	$15	$(850)
Other comprehensive income before reclassifications	20	75	23	118
Amounts reclassified from accumulated other comprehensive income	—	42	(3)	39
Net current year other comprehensive income, net of tax and noncontrolling interests	20	117	20	157
Balance, December 31, 2013	$(14)	$(714)	$35	$(693)
Other comprehensive loss before reclassifications	(177)	(216)	(25)	(418)
Amounts reclassified from accumulated other comprehensive income	—	37	8	45
Net current year other comprehensive loss, net of tax and noncontrolling interests	(177)	(179)	(17)	(373)
Balance, December 31, 2014	$(191)	$(893)	$18	$(1,066)

Willis Group Holdings plc

21. ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX (Continued)

Amounts reclassified out of accumulated other comprehensive income into the statement of operations are as follows:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement of operations
	Years ended December 31,
	2014	2013	2012
	(millions)
Gains and losses on cash flow hedges (Note 24)
Interest rate swaps	$(5)	$(5)	$(5)	Investment income
Foreign exchange contracts	16	1	(4)	Other income (expense), net
Treasury lock	(1)	—	—	Interest expense
	10	(4)	(9)	Total before tax
Tax	(2)	1	2
	$8	$(3)	$(7)	Net of tax
Amortization of defined benefit pension items (Note 17)
Prior service gain and curtailment gain	$(4)	$(5)	$(6)	Salaries and benefits
Net actuarial loss	48	55	47	Salaries and benefits
	44	50	41	Total before tax
Tax	(7)	(8)	(8)
	$37	$42	$33	Net of tax

Total reclassifications for the period	$45	$39	$26

22.	EQUITY AND NONCONTROLLING INTEREST
The effects on equity of changes in Willis Group Holdings, ownership interest in its subsidiaries are as follows:

	Years ended December 31,
	2014	2013	2012
		(millions)
Net income (loss) attributable to Willis Group Holdings	$362	$365	$(446)
Transfers from noncontrolling interest:
Decrease in Willis Group Holdings’ paid-in capital for purchase of noncontrolling interest	—	(4)	(31)
Increase in Willis Group Holdings’ paid-in capital for sale of noncontrolling interest	—	—	2
Net transfers from noncontrolling interest	—	(4)	(29)
Change from net income (loss) attributable to Willis Group Holdings and transfers from noncontrolling interests	$362	$361	$(475)

Notes to the financial statements

23.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years Ended December 31,
	2014	2013	2012
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes, net	$88	$61	$63
Cash payments for interest	123	117	118
Supplemental disclosures of non-cash investing and financing activities:
Write-off of unamortized debt issuance costs	$—	$(2)	$—
Write-back of fair value adjustment on 5.625% senior notes due 2015	—	7	—
Assets acquired under capital leases	3	7	2
Deferred payments on acquisitions of subsidiaries	10	2	4
Acquisitions:
Fair value of assets acquired	$296	$47	$23
Less:
Liabilities assumed	107	30	3
Cash acquired	57	1	—
Net assets acquired, net of cash acquired	$132	$16	$20

24.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
Fair value of derivative financial instruments
In addition to the note below, see Note 25 - Fair Value Measurements for information about the fair value hierarchy of derivatives.
Primary risks managed by derivative financial instruments
The main risks managed by derivative financial instruments are interest rate risk and foreign currency risk. The Company’s Board of Directors reviews and approves policies for managing each of these risks as summarized below.
The Company enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and foreign currency risks arising from the Company’s operations and its sources of finance. The Company does not hold financial or derivative instruments for trading purposes.
Interest Rate Risk — Investment Income
As a result of the Company’s operating activities, the Company holds Fiduciary funds. The Company earns interest on these funds, which is included in the Company’s financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity.
Through the fourth quarter of 2011, in order to manage interest rate risk relating to Fiduciary funds, the Company entered into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest denominated in the various currencies related to the short-term investments. During the second quarter 2012, the Company closed out its legacy position relating to such instruments. The fair value of these swaps at the close out date was $16 million, representing a cash settlement amount on termination. In connection with the terminated swaps, the Company retained a gain of $15 million in accumulated other comprehensive income. This gain is being reclassified into earnings in line with the forecasted swap transactions. The Company expects approximately $1 million of the gain to be recognized in the consolidated statement of operations in 2015.

Willis Group Holdings plc

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

At December 31, 2014 and 2013, the Company had no derivative financial instruments that were designated as cash flow hedges of interest rate risk in investments.
Interest Rate Risk — Interest Expense
The Company's operations are financed principally by $2,054 million fixed rate senior notes maturing through 2043 and $259 million under a 7-year term loan facility. The Company has access to (i) $800 million under a revolving credit facility expiring July 23, 2018, (ii) $400 million under a revolving credit facility expiring April 28, 2015, which will be available for regulatory capital purposes related to securities underwriting only, and (iii) $22 million under two further revolving credit facilities, of which $20 million is also only available for specific regulatory purposes. As of December 31, 2014 $nil (2013: $nil) was drawn on these facilities.
The 7-year term loan facility bears interest at LIBOR plus 1.50% and drawings under the revolving credit facility bear interest at LIBOR plus 1.50%. These margins apply while the Company’s debt rating remains BBB-/Baa3. Should the Company’s debt rating change, then the margin will change in accordance with the credit facilities agreements. The fixed rate senior notes bear interest at various rates as detailed in Note 18 — ‘Debt’.
During the year ended December 31, 2010, the Company entered into a series of interest rate swaps for a total notional amount of $350 million to receive a fixed rate and pay a variable rate on a semi-annual basis, with a maturity date of July 15, 2015. The Company had previously designated these instruments as fair value hedges against its $350 million 5.625% senior notes due 2015 and had accounted for them accordingly until the first quarter of 2013 at which point these swaps, although remaining as economic hedges, no longer qualified for hedge accounting.
During the year ended December 31, 2013, the Company closed out the above interest rate swaps and received a cash settlement of $13 million on termination.
To hedge against the potential variability in benchmark interest rates in advance of the anticipated debt issuance, the Company entered into two short-term treasury locks during the three months ended June 30, 2013. These were closed out during the three months ended September 30, 2013 following the issue of the new senior notes described in Note 18 - 'Debt'. The fair value of these treasury locks at the close out date was $21 million, received as a cash settlement on termination.
The Company had designated the Treasury locks as effective hedges of the anticipated transaction and had recognized a gain of $19 million in other comprehensive income in relation to the effective element that qualified for hedge accounting at that date. This amount will be reclassified into earnings consistent with the recognition of interest expense on the 4.625% senior notes due 2023 and the 6.125% senior notes due 2043. In addition, the Company recognized a $2 million gain in interest expense in the year ended December 31, 2013 for the portion of the treasury locks determined as ineffective.
Foreign Currency Risk
The Company’s primary foreign exchange risks arise:

•
from changes in the exchange rate between US dollars and pounds sterling as its London market operations earn the majority of their revenues in US dollars and incur expenses predominantly in Pounds sterling, and may also hold a significant net sterling asset or liability position on the balance sheet. In addition, the London market operations earn significant revenues in Euros and Japanese yen; and

•	from the translation into US dollars of the net income and net assets of its foreign subsidiaries, excluding the London market operations which are US dollar denominated.

The foreign exchange risks in its London market operations are hedged as follows:

•
to the extent that forecast Pound sterling expenses exceed Pound sterling revenues, the Company limits its exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business; and

•
to the extent the UK operations earn significant revenues in Euros and Japanese yen, the Company limits its exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a

Notes to the financial statements

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

percentage of forecast cash inflows in specific currencies and periods. In addition, we are also exposed to foreign exchange risk on any net sterling asset or liability position in our London market operations.
The fair value of foreign currency contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value resulting from movements in the spot exchange rate are recorded as a component of other comprehensive income whilst changes resulting from a movement in the time value are recorded in interest expense. For contracts that do not qualify for hedge accounting, the total change in fair value is recorded in interest expense. Amounts held in comprehensive income are reclassified into earnings when the hedged exposure affects earnings.
At December 31, 2014 and 2013, the Company’s foreign currency contracts were all designated as hedging instruments except for those relating to short-term cash flows and hedges of certain intercompany loans.
The table below summarizes by major currency the contractual amounts of the Company’s forward contracts to exchange foreign currencies for Pounds sterling in the case of US dollars and US dollars for euro and Japanese yen. Foreign currency notional amounts are reported in US dollars translated at contracted exchange rates.

	December 31,
	Sell 2014(i)	Sell 2013
	(millions)
US dollar	$678	$303
Euro	186	97
Japanese yen	51	35
_________________________________

(i)	Forward exchange contracts range in maturity from 2015 to 2017.
In addition to forward exchange contracts, we undertake short-term foreign exchange swaps for liquidity purposes. These are not designated as hedges and do not qualify for hedge accounting. The fair values at December 31, 2014 and 2013 were immaterial.
During the year ended December 31, 2014, the Company entered into a number of foreign currency transactions in order to hedge certain intercompany loans. These derivatives were not designated as hedging instruments and were for a total notional amount of $352 million (December 31, 2013: $228 million). In respect of these transactions, an immaterial amount has been recognized as an asset within other current assets and an equivalent gain has been recognized in other income (expense), net, for the period.
In addition during the year ended December 31, 2014, in order to hedge the Company's exposure relating to the purchase price consideration for acquiring a 75.8 percent holding in Max Matthiessen AB, the Company entered into a series of forward exchange contracts. As a result of these transactions the Company recognized a $14 million expense in other income (expense), net, and an equivalent reduction to cash and cash equivalents in the year.

Willis Group Holdings plc

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Derivative financial instruments
The table below presents the fair value of the Company’s derivative financial instruments and their balance sheet classification at December 31:

		Fair value
	Balance sheet	December 31,	December 31,
Derivative financial instruments designated as hedging instruments:	classification	2014	2013
		(millions)
Assets:
Forward exchange contracts	Other assets	26	23
Total derivatives designated as hedging instruments		$26	$23
Liabilities:
Forward exchange contracts	Other liabilities	21	2
Total derivatives designated as hedging instruments		$21	$2
Cash Flow Hedges
The table below presents the effects of derivative financial instruments in cash flow hedging relationships on the consolidated statements of operations and the consolidated statements of equity for years ended December 31, 2014, 2013 and 2012:

Derivatives in cash flow hedging relationships	Amount of gain (loss) recognized in OCI(i)on derivative (effective element)	Location of gain (loss) reclassified from accumulated OCI(i) into income (effective element)	Amount of gain (loss) reclassified from accumulated OCI(i) into income(effective element)	Location of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)	Amount of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)
	(millions)		(millions)		(millions)
Year Ended December 31, 2014
Interest rate swaps	$—	Investment income	$(5)	Other income (expense), net	$—
Treasury locks	—	Interest expense	(1)	Interest expense	—
Forward exchange contracts	(31)	Other income (expense), net	16	Interest expense	(1)
Total	$(31)		$10		$(1)
Year Ended December 31, 2013
Interest rate swaps	$—	Investment income	$(5)	Other income (expense), net	$—
Treasury locks	19	Interest expense	—	Interest expense	2
Forward exchange contracts	10	Other income (expense), net	1	Interest expense	1
Total	$29		$(4)		$3
Year Ended December 31, 2012
Interest rate swaps	$3	Investment income	$(5)	Other income (expense), net	$—
Forward exchange contracts	11	Other income (expense), net	(4)	Interest expense	1
Total	$14		$(9)		$1
_________________________________
Amounts above shown gross of tax.

(i)	OCI means other comprehensive income.
For interest rate swaps all components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. For foreign exchange contracts, only the changes in fair value resulting from movements in the spot exchange rate are included in this assessment. In instances where the timing of expected cash flows can be matched exactly to the maturity of the foreign exchange contract, then changes in fair value attributable to movement in the forward points are also included.

Notes to the financial statements

24. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

At December 31, 2014 the Company estimates there will be $7 million of net derivative gains reclassified from accumulated comprehensive income into earnings within the next twelve months as the forecasted transactions affect earnings.

Credit Risk and Concentrations of Credit Risk
Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company currently does not anticipate non-performance by its counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk.
Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, fiduciary funds, accounts receivable and derivatives which are recorded at fair value.
The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of financial institutions to limit the amount of credit risk exposure. These financial institutions are monitored on an ongoing basis for credit quality predominantly using information provided by credit agencies.
Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company's concentrations of credit as of December 31, 2014.

25.	FAIR VALUE MEASUREMENTS

The Company has categorized its assets and liabilities that are measured at fair value on a recurring and non-recurring basis into a three-level fair value hierarchy, based on the reliability of the inputs used to determine fair value as follows:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Long-term debt (excluding related fair value hedges)-Fair values are based on quoted market values and so classified as Level 1 measurements.

Derivative financial instruments-Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates. Such financial instruments are classified as Level 2 in the fair value hierarchy.

Willis Group Holdings plc

25. FAIR VALUE MEASUREMENTS (Continued)

Financial instruments measured at fair value on a recurring basis

The following table presents, for each of the fair-value hierarchy levels, the Company's assets and liabilities that are measured at fair value on a recurring basis.

	December 31, 2014
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Derivative financial instruments	—	26	—	26
Total assets	$—	$26	$—	$26
Liabilities at fair value:
Derivative financial instruments	$—	$21	$—	$21
Total liabilities	$—	$21	$—	$21

	December 31, 2013
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Derivative financial instruments	—	23	—	23
Total assets	$—	$23	$—	$23
Liabilities at fair value:
Derivative financial instruments	$—	$2	$—	$2
Total liabilities	$—	$2	$—	$2

Fair value information about financial instruments not measured at fair value
The following table presents the carrying values and estimated fair values of the Company's financial instruments not measured at fair value. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

Notes to the financial statements

25. FAIR VALUE MEASUREMENTS (Continued)

	December 31,
	2014		2013
	Carrying amount	Fair value	Carrying amount	Fair value
		(millions)
Assets:
Cash and cash equivalents	$635	$635	$796	$796
Fiduciary funds (included within Fiduciary assets)	$1,888	$1,888	$1,662	$1,662
Liabilities:
Current portion of long-term debt	$167	$169	$15	$15
Long-term debt	2,142	2,327	2,311	2,444

Financial instruments measured at fair value on a non-recurring basis

The remeasurement of goodwill is classified as non-recurring level 3 fair value assessment due to the significance of unobservable inputs developed using company-specific information, see Note 12 - Goodwill.

Willis Group Holdings plc

26.	SEGMENT INFORMATION
Effective from January 1, 2015, the Company changed the way it manages and reports operating results, resulting in a change in the Company's operating and reportable segments from three segments, known as Willis Global, Willis North America and Willis International, into four segments: Willis Capital, Wholesale and Reinsurance ('Willis CWR'); Willis North America; Willis International; and Willis GB which are described below.
The principal changes to the reporting segments are as follows:

•
Willis International and Willis North America remain largely unchanged except for certain specialty teams formerly included in Global which are now included in the geographic regions in which they are located.

•
Willis Capital, Wholesale and Reinsurance comprises Willis Re, Willis Capital Markets & Advisory and the Company's wholesale business. In addition, it will also include a new unit called Willis Portfolio Underwriting Services.

•
Te remaining component businesses previously included as part of the Global segment which include the Company's UK retail business, facultative business and London specialty business, now form Willis GB.

Accordingly, the Segment Information has been recast to take into account these changes.
Our Willis GB business provides specialist brokerage and consulting services to both clients based in Great Britain, and those worldwide requiring access to the London insurance market, arising from specific industries, activities and risk. This segment includes the following business units: Property & Casualty; Financial Lines; Transport; and Rail Networks.
Willis CWR includes: Willis Re; Willis Capital Markets & Advisory; Willis' wholesale business; and Willis Portfolio and Underwriting Services.
Willis North America and Willis International comprise our retail and specialty operations, outside of Great Britain, and provide services to small, medium, and large corporations. Included in our retail operations is the Human Capital and Benefits practice, our largest product based practice group, which provide health, welfare, and human resources consulting, and brokerage services.
The Company uses segment operating income (loss) to measure segment performance. The Company does not allocate all expenses that form part of total expenses in the consolidated statements of operations to its operating segments because management does not include this information in its measurement of the performance of those segments. Because of this unallocated expense, the operating income (loss) of each reporting segment does not reflect the operating income (loss) reporting segment would report as a stand-alone business.
The accounting policies of the segments are consistent with those described in Note 2 - 'Basis of Presentation and Significant Accounting Policies'.
There are no inter segment revenues, with segments operating on a revenue-sharing basis equivalent to that used when sharing business with other third-party brokers.

Notes to the financial statements

26. SEGMENT INFORMATION (Continued)

Selected information regarding the Company’s segments is as follows:

	Commissions and fees	Investment income	Other income	Total revenues	Depreciation and amortization	Operating income (loss)
				(millions)
Year Ended December 31, 2014
Willis GB	$662	$4	$3	$669	$31	$148
Willis Capital, Wholesale and Reinsurance	749	5	12	766	12	224
Willis North America	1,318	1	4	1,323	68	232
Willis International	1,038	6	—	1,044	26	195
Total segments	3,767	16	19	3,802	137	799
Corporate and other(i)	—	—	—	—	9	(152)
Total consolidated	$3,767	$16	$19	$3,802	$146	$647

Year Ended December 31, 2013
Willis GB	$665	$1	$—	$666	$31	$180
Willis Capital, Wholesale and Reinsurance	716	5	—	721	11	221
Willis North America	1,304	2	7	1,313	76	205
Willis International	948	7	—	955	22	181
Total segments	3,633	15	7	3,655	140	787
Corporate and other(i)	—	—	—	—	9	(124)
Total consolidated	$3,633	$15	$7	$3,655	$149	$663

Year Ended December 31, 2012
Willis GB	$629	$—	$—	$629	$28	$203
Willis Capital, Wholesale and Reinsurance	691	7	—	698	10	221
Willis North America	1,244	3	4	1,251	75	221
Willis International	894	8	—	902	22	168
Total segments	3,458	18	4	3,480	135	813
Corporate and other(i)	—	—	—	—	3	(1,038)
Total consolidated	$3,458	$18	$4	$3,480	$138	$(225)
_________________________________

(i)	See the following table for an analysis of the ‘Corporate and other’ line.

Willis Group Holdings plc

26. SEGMENT INFORMATION (Continued)

	Years ended December 31,
	2014	2013	2012
	(millions)
Costs of the holding company	$(13)	$(10)	$(4)
Costs related to Group functions, leadership and projects	(171)	(102)	(108)
Non-servicing elements of defined benefit pension	53	42	38
Significant legal and regulatory settlements managed centrally	(2)	(6)	(6)
Restructuring costs relating to the Operational Improvement Program	(17)	—	—
Additional incentive accrual for change in remuneration policy	—	—	(252)
Write-off of unamortized cash retention awards debtor	—	—	(200)
Goodwill impairment charge	—	—	(492)
India joint venture settlement	—	—	(11)
Insurance recovery	—	—	10
Write-off of uncollectible accounts receivable balance in Chicago	—	—	(13)
Expense Reduction Initiative	—	(46)	—
Fees related to the extinguishment of debt	—	(1)	—
Other	(2)	(1)	—
Total Corporate and Other	$(152)	$(124)	$(1,038)

The following table reconciles total consolidated operating income (loss), as disclosed in the operating segment tables above, to consolidated income from continuing operations before income taxes and interest in earnings of associates.

	Years ended December 31,
	2014	2013	2012
	(millions)
Total consolidated operating income (loss)	$647	$663	$(225)
Other (expense) income, net	6	22	16
Loss on extinguishment of debt	—	(60)	—
Interest expense	(135)	(126)	(128)
Income (loss) before income taxes and interest in earnings of associates	$518	$499	$(337)
The Company does not currently provide asset information by reportable segment as it does not routinely evaluate the total asset position by segment.

Notes to the financial statements

26. SEGMENT INFORMATION (Continued)

Segment revenue by product is as follows:

	Years ended December 31,
	2014	2013	2012	2014	2013	2012	2014	2013	2012	2014	2013	2012	2014	2013	2012
	Willis GB			Willis CWR			Willis North America			Willis International			Total
	(millions)
Commissions and fees:
Retail insurance services	$184	$185	$189	$90	$89	$82	$1,244	$1,233	$1,175	$1,016	$926	$874	$2,534	$2,433	$2,320
Specialty insurance services	478	480	440	659	627	609	74	71	69	22	22	20	1,233	1,200	1,138
Total commissions and fees	662	665	629	749	716	691	1,318	1,304	1,244	1,038	948	894	3,767	3,633	3,458
Investment income	4	1	—	5	5	7	1	2	3	6	7	8	16	15	18
Other income	3	—	—	12	—	—	4	7	4	—	—	—	19	7	4
Total Revenues	$669	$666	$629	$766	$721	$698	$1,323	$1,313	$1,251	$1,044	$955	$902	$3,802	$3,655	$3,480

None of the Company’s customers represented more than 10 percent of the Company’s consolidated commissions and fees for the years ended December 31, 2014, 2013 and 2012.
Information regarding the Company’s geographic locations is as follows:

	Years Ended December 31,
	2014	2013	2012
	(millions)
Commissions and fees(i)
UK	$1,027	$1,026	$980
US	1,592	1,549	1,484
Other(ii)	1,148	1,058	994
Total	$3,767	$3,633	$3,458

	December 31,
	2014	2013
	(millions)
Fixed assets
UK	$232	$233
US	193	203
Other(ii)	58	45
Total	$483	$481
_________________________________

(i)	Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(ii)
Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and or fixed assets exceed 10 percent of consolidated commissions and fees and or fixed assets, respectively.

Willis Group Holdings plc

27.	SUBSIDIARY UNDERTAKINGS
The Company has investments in the following subsidiary undertakings which principally affect the net income or net assets of the Group.

Subsidiary name	Country of registration	Class of share	Percentage ownership
Holding companies
TAI Limited	England and Wales	Ordinary shares	100%
Trinity Acquisition Limited	England and Wales	Ordinary shares	100%
Willis Faber Limited	England and Wales	Ordinary shares	100%
Willis Group Limited	England and Wales	Ordinary shares	100%
Willis Investment UK Holdings Limited	England and Wales	Ordinary shares	100%
Willis Netherlands Holdings B.V.	Netherlands	Ordinary shares	100%
Willis Europe B.V.	England and Wales	Ordinary shares	100%
Insurance broking companies
Willis HRH, Inc.	USA	Common shares	100%
Willis Limited	England and Wales	Ordinary shares	100%
Willis North America, Inc.	USA	Common shares	100%
Willis Re, Inc.	USA	Common shares	100%

Willis Group Holdings plc

28.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Willis North America Inc. (‘Willis North America’) has $148 million senior notes outstanding that were issued on July 1, 2005, $394 million of senior notes issued on March 28, 2007 and $187 million of senior notes issued on September 29, 2009.
All direct obligations under the senior notes are jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition Limited (previously registered as Trinity Acquisition plc) and Willis Group Limited, collectively the 'Other Guarantors', and with Willis Group Holdings, the 'Guarantor Companies'.
The debt securities that were issued by Willis North America and guaranteed by the entities described above, and for which the disclosures set forth below relate and are required under applicable SEC rules, were issued under an effective registration statement.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is a guarantor, on a parent company only basis;

(ii)	the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent and are all direct or indirect parents of the issuer;

(iii)	the Issuer, Willis North America;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2014 of Willis Group Holdings, the Other Guarantors and the Issuer.

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$8	$3,759	$—	$3,767
Investment income	—	—	—	16	—	16
Other income	—	—	—	19	—	19
Total revenues	—	—	8	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	—	(81)	(2,232)	—	(2,314)
Other operating expenses	(16)	(95)	(38)	(510)	—	(659)
Depreciation expense	—	(4)	(17)	(71)	—	(92)
Amortization of intangible assets	—	—	—	(54)	—	(54)
Restructuring costs	—	(11)	(3)	(22)	—	(36)
Total expenses	(17)	(110)	(139)	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(110)	(131)	905	—	647
Other (expense) income, net	(15)	(220)	—	11	230	6
Income from Group undertakings	—	221	313	102	(636)	—
Expenses due to Group undertakings	—	(33)	(179)	(424)	636	—
Interest expense	(43)	(35)	(45)	(12)	—	(135)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(177)	(42)	582	230	518
Income taxes	—	25	24	(208)	—	(159)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(152)	(18)	374	230	359
Interest in earnings of associates, net of tax	—	10	—	4	—	14
Equity account for subsidiaries	437	570	76	—	(1,083)	—
NET INCOME	362	428	58	378	(853)	373
Less: Net loss attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$362	$428	$58	$367	$(853)	$362

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive (loss) income	$(11)	$69	$(110)	$49	$(3)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Group Holdings	$(11)	$69	$(110)	$44	$(3)	$(11)

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$8	$3,625	$—	$3,633
Investment income	—	—	—	15	—	15
Other income	—	—	—	7	—	7
Total revenues	—	—	8	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	—	(103)	(2,103)	—	(2,207)
Other operating expenses	(5)	(69)	(163)	(399)	—	(636)
Depreciation expense	—	(3)	(20)	(71)	—	(94)
Amortization of intangible assets	—	—	—	(55)	—	(55)
Total expenses	(6)	(72)	(286)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(72)	(278)	1,019	—	663
Other income (expense), net	5	(4)	—	31	(10)	22
Income from Group undertakings	—	191	364	86	(641)	—
Expenses due to Group undertakings	(10)	(34)	(141)	(456)	641	—
Loss on extinguishment of debt	—	—	(60)	—	—	(60)
Interest expense	(42)	(16)	(63)	(5)	—	(126)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	65	(178)	675	(10)	499
Income taxes	—	23	—	(145)	—	(122)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	88	(178)	530	(10)	377
Interest in earnings of associates, net of tax	—	9	—	(9)	—	—
Equity account for subsidiaries	418	320	150	—	(888)	—
NET INCOME (LOSS)	365	417	(28)	521	(898)	377
Less: Net income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
NET INCOME (LOSS) ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$365	$417	$(28)	$509	$(898)	$365

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$522	$565	$74	$636	$(1,263)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Group Holdings	$522	$565	$74	$624	$(1,263)	$522

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,458	$—	$3,458
Investment income	—	—	1	17	—	18
Other income	—	—	—	4	—	4
Total revenues	—	—	1	3,479	—	3,480
EXPENSES
Salaries and benefits	(2)	—	(96)	(2,377)	—	(2,475)
Other operating expenses	(6)	(80)	(78)	(436)	—	(600)
Depreciation expense	—	(1)	(15)	(63)	—	(79)
Amortization of intangible assets	—	—	—	(59)	—	(59)
Goodwill impairment charge	—	—	—	(492)	—	(492)
Total expenses	(8)	(81)	(189)	(3,427)	—	(3,705)
OPERATING (LOSS) INCOME	(8)	(81)	(188)	52	—	(225)
Other income (expense), net	2	(2)	(1)	17	—	16
Income from Group undertakings	—	201	316	111	(628)	—
Expenses due to Group undertakings	—	(67)	(147)	(414)	628	—
Interest expense	(43)	(7)	(70)	(8)	—	(128)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(49)	44	(90)	(242)	—	(337)
Income taxes	—	31	34	(166)	—	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(49)	75	(56)	(408)	—	(438)
Interest in earnings of associates, net of tax	—	8	—	(3)	—	5
Equity account for subsidiaries	(397)	(480)	(172)	—	1,049	—
NET LOSS	(446)	(397)	(228)	(411)	1,049	(433)
Less: Net income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(397)	$(228)	$(424)	$1,049	$(446)

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive loss	$(552)	$(494)	$(263)	$(519)	$1,289	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(494)	$(263)	$(532)	$1,289	$(552)

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$—	$624	$—	$635
Accounts receivable, net	—	—	4	1,040	—	1,044
Fiduciary assets	—	—	—	8,948	—	8,948
Deferred tax assets	—	—	—	12	—	12
Other current assets	1	27	10	205	(29)	214
Amounts due from Group undertakings	3,674	924	1,057	1,114	(6,769)	—
Total current assets	3,684	953	1,071	11,943	(6,798)	10,853
NON-CURRENT ASSETS
Investments in subsidiaries	—	2,536	721	—	(3,257)	—
Fixed assets, net	—	20	42	421	—	483
Goodwill	—	—	—	2,937	—	2,937
Other intangible assets, net	—	—	—	450	—	450
Investments in associates	—	147	—	22	—	169
Deferred tax assets	—	—	—	9	—	9
Pension benefits asset	—	—	—	314	—	314
Other non-current assets	3	8	2	207	—	220
Non-current amounts due from Group undertakings	—	518	740	—	(1,258)	—
Total non-current assets	3	3,229	1,505	4,360	(4,515)	4,582
TOTAL ASSETS	$3,687	$4,182	$2,576	$16,303	$(11,313)	$15,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	4	30	584	—	619
Income taxes payable	—	—	7	55	(29)	33
Short-term debt and current portion of long-term debt	—	17	149	1	—	167
Deferred tax liabilities	—	—	—	21	—	21
Other current liabilities	67	11	46	320	—	444
Amounts due to Group undertakings	—	4,374	1,499	896	(6,769)	—
Total current liabilities	68	4,406	1,731	10,825	(6,798)	10,232
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	—	(838)	—
Long-term debt	796	765	581	—	—	2,142
Liabilities for pension benefits	—	—	—	284	—	284
Deferred tax liabilities	—	—	—	128	—	128
Provisions for liabilities	—	—	—	194	—	194
Other non-current liabilities	—	—	17	372	—	389
Non-current amounts due to Group undertakings	—	—	518	740	(1,258)	—
Total non-current liabilities	1,634	765	1,116	1,718	(2,096)	3,137
TOTAL LIABILITIES	$1,702	$5,171	$2,847	$12,543	$(8,894)	$13,369

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	59	—	59

EQUITY
Total Willis Group Holdings stockholders’ equity	1,985	(989)	(271)	3,679	(2,419)	1,985
Noncontrolling interests	—	—	—	22	—	22
Total equity	1,985	(989)	(271)	3,701	(2,419)	2,007
TOTAL LIABILITIES AND EQUITY	$3,687	$4,182	$2,576	$16,303	$(11,313)	$15,435

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$3	$—	$790	$—	$796
Accounts receivable, net	—	—	4	1,037	—	1,041
Fiduciary assets	—	—	—	8,412	—	8,412
Deferred tax assets	—	—	—	16	(1)	15
Other current assets	1	21	10	186	(21)	197
Amounts due by group undertakings	4,051	903	1,317	1,484	(7,755)	—
Total current assets	4,055	927	1,331	11,925	(7,777)	10,461
NON-CURRENT ASSETS
Investments in subsidiaries	—	2,838	1,021	—	(3,859)	—
Fixed assets, net	—	15	51	415	—	481
Goodwill	—	—	—	2,838	—	2,838
Other intangible assets, net	—	—	—	353	—	353
Investments in associates	—	156	—	20	—	176
Deferred tax assets	—	—	—	7	—	7
Pension benefits asset	—	—	—	278	—	278
Other non-current assets	4	9	5	188	—	206
Non-current amounts due by group undertakings	—	518	690	—	(1,208)	—
Total non-current assets	4	3,536	1,767	4,099	(5,067)	4,339
TOTAL ASSETS	$4,059	$4,463	$3,098	$16,024	$(12,844)	$14,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,412	$—	$8,412
Deferred revenue and accrued expenses	2	1	28	555	—	586
Income taxes payable	—	3	—	39	(21)	21
Short-term debt and current portion of long-term debt	—	15	—	—	—	15
Deferred tax liabilities	—	—	—	25	—	25
Other current liabilities	62	15	38	300	—	415
Amounts due to group undertakings	—	4,760	1,662	1,333	(7,755)	—
Total current liabilities	64	4,794	1,728	10,664	(7,776)	9,474
NON-CURRENT LIABILITIES
Investments in subsidiaries	985	—	—	—	(985)	—
Long-term debt	795	782	733	1	—	2,311
Liabilities for pension benefits	—	—	—	136	—	136
Deferred tax liabilities	—	1	—	55	—	56
Provisions for liabilities	—	—	—	206	—	206
Other non-current liabilities	—	—	48	326	—	374
Non-current amounts due to group undertakings	—	—	518	690	(1,208)	—
Total non-current liabilities	1,780	783	1,299	1,414	(2,193)	3,083
TOTAL LIABILITIES	$1,844	$5,577	$3,027	$12,078	$(9,969)	$12,557

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
EQUITY
Total Willis Group Holdings stockholders’ equity	2,215	(1,114)	71	3,918	(2,875)	2,215
Noncontrolling interests	—	—	—	28	—	28
Total equity	2,215	(1,114)	71	3,946	(2,875)	2,243
TOTAL LIABILITIES AND EQUITY	$4,059	$4,463	$3,098	$16,024	$(12,844)	$14,800

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$387	$265	$212	$(352)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	1	6	(1)	6
Additions to fixed assets	—	(9)	(10)	(95)	1	(113)
Additions to intangibles assets	—	—	—	(4)	—	(4)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(241)	—	(241)
Payments to acquire other investments	—	—	—	(10)	—	(10)
Proceeds from sale of operations, net of cash disposed	—	—	—	86	—	86
Proceeds from intercompany investing activities	361	—	120	435	(916)	—
Repayments of intercompany investing activities	—	(53)	(131)	(46)	230	—
Additional investment in subsidiaries	(31)	—	—	—	31	—
Net cash provided by (used in) investing activities	330	(62)	(20)	131	(655)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	—	(3)	—	(3)
Repayments of debt	—	(15)	—	—	—	(15)
Repurchase of shares	(213)	—	—	—	—	(213)
Proceeds from issue of shares	134	—	—	31	(31)	134
Excess tax benefits from share-based payment arrangements	—	—	—	5	—	5
Dividends paid	(210)	—	—	(352)	352	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	46	4	180	(230)	—
Repayments of intercompany financing activities	—	(353)	(249)	(314)	916	—
Net cash used in financing activities	(289)	(326)	(245)	(470)	1,007	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	—	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	—	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$—	$624	$—	$635

Notes to the financial statements

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4	$125	$7	$662	$(237)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	3	9	—	12
Additions to fixed assets	—	(7)	(11)	(94)	—	(112)
Additions to intangible assets	—	—	—	(7)	—	(7)
Acquisitions of subsidiaries, net of cash acquired	—	(237)	(230)	(30)	467	(30)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Proceeds from sale of associates	—	—	—	4	—	4
Proceeds from sale of operations, net of cash disposed	—	—	230	257	(467)	20
Proceeds from intercompany investing activities	383	211	36	60	(690)	—
Repayments of intercompany investing activities	(347)	(442)	(120)	(780)	1,689	—
Net cash provided by (used in) investing activities	36	(475)	(92)	(588)	999	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	522	—	—	—	522
Debt issuance costs	—	(8)	—	—	—	(8)
Repayments of debt	—	(15)	(521)	—	—	(536)
Tender premium on extinguishment of senior notes	—	—	(65)	—	—	(65)
Proceeds from issue of shares	155	—	—	—	—	155
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(193)	—	(230)	(7)	237	(193)
Acquisition of noncontrolling interests	—	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(10)	—	(10)
Proceeds from intercompany financing activities	—	321	901	467	(1,689)	—
Repayments of intercompany financing activities	—	(467)	—	(223)	690	—
Net cash (used in) provided by financing activities	(38)	353	85	225	(762)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	—	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$—	$790	$—	$796

Willis Group Holdings plc

28. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(23)	$1,504	$(44)	$(97)	$(815)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	5	—	5
Additions to fixed assets	—	(7)	(19)	(109)	—	(135)
Additions to intangible assets	—	—	—	(2)	—	(2)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(33)	—	(33)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Proceeds from intercompany investing activities	256	216	44	1,230	(1,746)	—
Repayments of intercompany investing activities	—	(318)	(10)	(81)	409	—
Net cash provided by (used in) investing activities	256	(109)	15	1,003	(1,337)	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	(15)	—	—	—	(15)
Proceeds from issue of other debt	—	1	—	—	—	1
Repurchase of shares	(100)	—	—	—	—	(100)
Proceeds from issue of shares	53	—	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(185)	—	—	(815)	815	(185)
Proceeds from sale of noncontrolling interest	—	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	—	(11)	—	(11)
Cash received on intercompany financing activities	—	81	—	328	(409)	—
Cash paid on intercompany financing activities	—	(1,462)	(134)	(150)	1,746	—
Net cash used in financing activities	(232)	(1,395)	(134)	(682)	2,152	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	—	(163)	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	163	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$499	$—	$500

Willis Group Holdings plc

29.	FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
On March 17, 2011, the Company issued senior notes totaling $800 million in a registered public offering. These debt securities were issued by Willis Group Holdings (‘Holdings Debt Securities’) and are guaranteed by certain of the Company’s subsidiaries. Therefore, the Company is providing the condensed consolidating financial information below. The following 100 percent directly or indirectly owned subsidiaries fully and unconditionally guarantee the Holdings Debt Securities on a joint and several basis: Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition Limited (previously registered as Trinity Acquisition plc), Willis Group Limited and Willis North America (the ‘Guarantors’).
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by Willis North America (the ‘Willis North America Debt Securities’) (and for which condensed consolidating financial information is presented in Note 30) in that Willis Group Holdings is the Parent Issuer and Willis North America is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is the Parent Issuer;

(ii)	the Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent;

(iii)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(iv)	Consolidating adjustments; and

(v)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2014 of Willis Group Holdings and the Guarantors.

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$8	$3,759	$—	$3,767
Investment income	—	—	16	—	16
Other income	—	—	19	—	19
Total revenues	—	8	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	(81)	(2,232)	—	(2,314)
Other operating expenses	(16)	(133)	(510)	—	(659)
Depreciation expense	—	(21)	(71)	—	(92)
Amortization of intangible assets	—	—	(54)	—	(54)
Restructuring expenses	—	(14)	(22)	—	(36)
Total expenses	(17)	(249)	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(241)	905	—	647
Other (expense) income, net	(15)	(220)	11	230	6
Income from Group undertakings	—	424	102	(526)	—
Expenses due to Group undertakings	—	(102)	(424)	526	—
Interest expense	(43)	(80)	(12)	—	(135)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(219)	582	230	518
Income taxes	—	49	(208)	—	(159)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(170)	374	230	359
Interest in earnings of associates, net of tax	—	10	4	—	14
Equity account for subsidiaries	437	588	—	(1,025)	—
NET INCOME	362	428	378	(795)	373
Less: Net income attributable to noncontrolling interests	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$362	$428	$367	$(795)	$362

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive (loss) income	$(11)	$69	$49	$(113)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Group Holdings	$(11)	$69	$44	$(113)	$(11)

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$8	$3,625	$—	$3,633
Investment income	—	—	15	—	15
Other income	—	—	7	—	7
Total revenues	—	8	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	(103)	(2,103)	—	(2,207)
Other operating expenses	(5)	(232)	(399)	—	(636)
Depreciation expense	—	(23)	(71)	—	(94)
Amortization of intangible assets	—	—	(55)	—	(55)
Total expenses	(6)	(358)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(350)	1,019	—	663
Other income (expense), net	5	(4)	31	(10)	22
Income from Group undertakings	—	466	86	(552)	—
Expenses due to Group undertakings	(10)	(86)	(456)	552	—
Loss on extinguishment of debt	—	(60)	—	—	(60)
Interest expense	(42)	(79)	(5)	—	(126)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	(113)	675	(10)	499
Income taxes	—	23	(145)	—	(122)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	(90)	530	(10)	377
Interest in earnings of associates, net of tax	—	9	(9)	—	—
Equity account for subsidiaries	418	498	—	(916)	—
NET INCOME	365	417	521	(926)	377
Less: Net income attributable to noncontrolling interests	—	—	(12)	—	(12)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$365	$417	$509	$(926)	$365

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive income	$522	$565	$636	$(1,189)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Group Holdings	$522	$565	$624	$(1,189)	$522

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$3,458	$—	$3,458
Investment income	—	1	17	—	18
Other income	—	—	4	—	4
Total revenues	—	1	3,479	—	3,480
EXPENSES
Salaries and benefits	(2)	(96)	(2,377)	—	(2,475)
Other operating expenses	(6)	(158)	(436)	—	(600)
Depreciation expense	—	(16)	(63)	—	(79)
Amortization of intangible assets	—	—	(59)	—	(59)
Goodwill impairment charge	—	—	(492)	—	(492)
Total expenses	(8)	(270)	(3,427)	—	(3,705)
OPERATING (LOSS) INCOME	(8)	(269)	52	—	(225)
Other income (expense), net	2	(3)	17	—	16
Income from Group undertakings	—	409	111	(520)	—
Expenses due to Group undertakings	—	(106)	(414)	520	—
Interest expense	(43)	(77)	(8)	—	(128)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(49)	(46)	(242)	—	(337)
Income taxes	—	65	(166)	—	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(49)	19	(408)	—	(438)
Interest in earnings of associates, net of tax	—	8	(3)	—	5
Equity account for subsidiaries	(397)	(424)	—	821	—
NET LOSS	(446)	(397)	(411)	821	(433)
Less: Net income attributable to noncontrolling interests	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(397)	$(424)	$821	$(446)

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive loss	$(552)	$(494)	$(519)	$1,026	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(494)	$(532)	$1,026	$(552)

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$624	$—	$635
Accounts receivable, net	—	4	1,040	—	1,044
Fiduciary assets	—	—	8,948	—	8,948
Deferred tax assets	—	—	12	—	12
Other current assets	1	37	205	(29)	214
Amounts due from group undertakings	3,674	731	1,114	(5,519)	—
Total current assets	3,684	774	11,943	(5,548)	10,853
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,528	—	(3,528)	—
Fixed assets, net	—	62	421	—	483
Goodwill	—	—	2,937	—	2,937
Other intangible assets, net	—	—	450	—	450
Investments in associates	—	147	22	—	169
Deferred tax assets	—	—	9	—	9
Pension benefits asset	—	—	314	—	314
Other non-current assets	3	10	207	—	220
Non-current amounts due from group undertakings	—	740	—	(740)	—
Total non-current assets	3	4,487	4,360	(4,268)	4,582
TOTAL ASSETS	$3,687	$5,261	$16,303	$(9,816)	$15,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	34	584	—	619
Income taxes payable	—	7	55	(29)	33
Short-term debt and current portion on long-term debt	—	166	1	—	167
Deferred tax liabilities	—	—	21	—	21
Other current liabilities	67	57	320	—	444
Amounts due to group undertakings	—	4,623	896	(5,519)	—
Total current liabilities	68	4,887	10,825	(5,548)	10,232
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	(838)	—
Long-term debt	796	1,346	—	—	2,142
Liabilities for pension benefits	—	—	284	—	284
Deferred tax liabilities	—	—	128	—	128
Provisions for liabilities	—	—	194	—	194
Other non-current liabilities	—	17	372	—	389
Non-current amounts due to group undertakings	—	—	740	(740)	—
Total non-current liabilities	1,634	1,363	1,718	(1,578)	3,137
TOTAL LIABILITIES	$1,702	$6,250	$12,543	$(7,126)	$13,369

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	59	—	59

EQUITY
Total Willis Group Holdings stockholders’ equity	1,985	(989)	3,679	(2,690)	1,985
Noncontrolling interests	—	—	22	—	22
Total equity	1,985	(989)	3,701	(2,690)	2,007
TOTAL LIABILITIES AND EQUITY	$3,687	$5,261	$16,303	$(9,816)	$15,435

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$3	$790	$—	$796
Accounts receivable, net	—	4	1,037	—	1,041
Fiduciary assets	—	—	8,412	—	8,412
Deferred tax assets	—	—	16	(1)	15
Other current assets	1	31	186	(21)	197
Amounts due from group undertakings	4,051	975	1,484	(6,510)	—
Total current assets	4,055	1,013	11,925	(6,532)	10,461
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,788	—	(3,788)	—
Fixed assets, net	—	66	415	—	481
Goodwill	—	—	2,838	—	2,838
Other intangible assets, net	—	—	353	—	353
Investments in associates	—	156	20	—	176
Deferred tax assets	—	—	7	—	7
Pension benefits asset	—	—	278	—	278
Other non-current assets	4	14	188	—	206
Non-current amounts due from group undertakings	—	690	—	(690)	—
Total non-current assets	4	4,714	4,099	(4,478)	4,339
TOTAL ASSETS	$4,059	$5,727	$16,024	$(11,010)	$14,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$8,412	$—	$8,412
Deferred revenue and accrued expenses	2	29	555	—	586
Income taxes payable	—	3	39	(21)	21
Short-term debt and current portion of long-term debt	—	15	—	—	15
Deferred tax liabilities	—	—	25	—	25
Other current liabilities	62	53	300	—	415
Amounts due to group undertakings	—	5,177	1,333	(6,510)	—
Total current liabilities	64	5,277	10,664	(6,531)	9,474
NON-CURRENT LIABILITIES
Investments in subsidiaries	985	—	—	(985)	—
Long-term debt	795	1,515	1	—	2,311
Liabilities for pension benefits	—	—	136	—	136
Deferred tax liabilities	—	1	55	—	56
Provisions for liabilities	—	—	206	—	206
Other non-current liabilities	—	48	326	—	374
Non-current amounts due to group undertakings	—	—	690	(690)	—
Total non-current liabilities	1,780	1,564	1,414	(1,675)	3,083
TOTAL LIABILITIES	$1,844	$6,841	$12,078	$(8,206)	$12,557

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
EQUITY
Total Willis Group Holdings stockholders’ equity	2,215	(1,114)	3,918	(2,804)	2,215
Noncontrolling interests	—	—	28	—	28
Total equity	2,215	(1,114)	3,946	(2,804)	2,243
TOTAL LIABILITIES AND EQUITY	$4,059	$5,727	$16,024	$(11,010)	$14,800

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$652	$212	$(352)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	1	6	(1)	6
Additions to fixed assets	—	(19)	(95)	1	(113)
Additions to intangibles assets	—	—	(4)	—	(4)
Acquisitions of subsidiaries, net of cash acquired	—	—	(241)	—	(241)
Payments to acquire other investments	—	—	(10)	—	(10)
Proceeds from disposal of operations, net of cash disposed	—	—	86	—	86
Proceeds from intercompany investing activities	361	120	435	(916)	—
Repayments of intercompany investing activities	—	(180)	(46)	226	—
Additional investment in subsidiaries	(31)	—	—	31	—
Net cash provided by (used in) investing activities	330	(78)	131	(659)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	(3)	—	(3)
Repayments of debt	—	(15)	—	—	(15)
Repurchase of shares	(213)	—	—	—	(213)
Proceeds from the issue of shares	134	—	31	(31)	134
Excess tax benefits from share-based payment arrangements	—	—	5	—	5
Dividends paid	(210)	—	(352)	352	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	(4)
Dividends paid to noncontrolling interests	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	46	180	(226)	—
Repayments of intercompany financing activities	—	(602)	(314)	916	—
Net cash used in financing activities	(289)	(575)	(470)	1,011	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$624	$—	$635

Notes to the financial statements

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$4	$(98)	$662	$(7)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	3	9	—	12
Additions to fixed assets	—	(18)	(94)	—	(112)
Additions to intangible assets	—	—	(7)	—	(7)
Acquisitions of subsidiaries, net of cash acquired	—	(237)	(30)	237	(30)
Payments to acquire other investments	—	—	(7)	—	(7)
Proceeds from sale of associates	—	—	4	—	4
Proceeds from sale of operations, net of cash disposed	—	—	257	(237)	20
Proceeds from intercompany investing activities	383	223	60	(666)	—
Repayments of intercompany investing activities	(347)	(120)	(780)	1,247	—
Net cash provided by (used in) investing activities	36	(149)	(588)	581	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	522	—	—	522
Debt issuance costs	—	(8)	—	—	(8)
Repayments of debt	—	(536)	—	—	(536)
Tender premium on extinguishment of senior notes	—	(65)	—	—	(65)
Proceeds from the issue of shares	155	—	—	—	155
Excess tax benefits from share-based payment arrangements	—	—	2	—	2
Dividends paid	(193)	—	(7)	7	(193)
Acquisition of noncontrolling interests	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	(10)	—	(10)
Proceeds from intercompany financing activities	—	780	467	(1,247)	—
Repayments of intercompany financing activities	—	(443)	(223)	666	—
Net cash (used in) provided by financing activities	(38)	250	225	(574)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$790	$—	$796

Willis Group Holdings plc

29. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(23)	$1,460	$(97)	$(815)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	5	—	5
Additions to fixed assets	—	(26)	(109)	—	(135)
Additions to intangible assets	—	—	(2)	—	(2)
Acquisitions of subsidiaries, net of cash acquired	—	—	(33)	—	(33)
Payments to acquire other investments	—	—	(7)	—	(7)
Proceeds from intercompany investing activities	256	150	1,230	(1,636)	—
Repayments of intercompany investing activities	—	(328)	(81)	409	—
Net cash provided by (used in) investing activities	256	(204)	1,003	(1,227)	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	(15)	—	—	(15)
Proceeds from the issue of other debt	—	1	—	—	1
Repurchase of shares	(100)	—	—	—	(100)
Proceeds from issue of shares	53	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	2	—	2
Dividends paid	(185)	—	(815)	815	(185)
Proceeds from sale of noncontrolling interest	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	(11)	—	(11)
Proceeds from intercompany financing activities	—	81	328	(409)	—
Repayments of intercompany financing activities	—	(1,486)	(150)	1,636	—
Net cash used in financing activities	(232)	(1,419)	(682)	2,042	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(163)	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	163	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$499	$—	$500

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Trinity Acquisition Limited (previously registered as Trinity Acquisition plc) has $525 million senior notes outstanding that were issued on August 15, 2013.
All direct obligations under the senior notes were jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Netherlands Holdings B.V, Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America, Inc, collectively the 'Other Guarantors', and with Willis Group Holdings, the 'Guarantor Companies'.
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by the Company and Willis North America (the ‘Willis North America Debt Securities’) in that Trinity Acquisition Limited is the issuer and not a subsidiary guarantor, and Willis North America, Inc. is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is a guarantor, on a parent company only basis;

(ii)
the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent. Willis Netherlands Holdings B.V, Willis Investment UK Holdings Limited and TA I Limited are all direct or indirect parents of the issuer and Willis Group Limited and Willis North America Inc., are 100 percent directly or indirectly owned subsidiaries or the issuer;

(iii)	Trinity Acquisition Limited, which is the issuer and is a 100 percent indirectly owned subsidiary of the parent;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets of Willis Group Holdings, the Other Guarantors and the Issuer.

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$8	$—	$3,759	$—	$3,767
Investment income	—	—	—	16	—	16
Other income	—	—	—	19	—	19
Total revenues	—	8	—	3,794	—	3,802
EXPENSES
Salaries and benefits	(1)	(81)	—	(2,232)	—	(2,314)
Other operating expenses	(16)	(133)	—	(510)	—	(659)
Depreciation expense	—	(21)	—	(71)	—	(92)
Amortization of intangible assets	—	—	—	(54)	—	(54)
Restructuring expenses	—	(14)	—	(22)	—	(36)
Total expenses	(17)	(249)	—	(2,889)	—	(3,155)
OPERATING (LOSS) INCOME	(17)	(241)	—	905	—	647
Other (expense) income, net	(15)	(220)	—	11	230	6
Income from Group undertakings	—	450	91	102	(643)	—
Expenses due to Group undertakings	—	(190)	(29)	(424)	643	—
Interest expense	(43)	(44)	(36)	(12)	—	(135)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(75)	(245)	26	582	230	518
Income taxes	—	54	(5)	(208)	—	(159)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(75)	(191)	21	374	230	359
Interest in earnings of associates, net of tax	—	10	—	4	—	14
Equity account for subsidiaries	437	609	314	—	(1,360)	—
NET INCOME	362	428	335	378	(1,130)	373
Less: Net income attributable to noncontrolling interests	—	—	—	(11)	—	(11)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$362	$428	$335	$367	$(1,130)	$362

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive (loss) income	$(11)	$69	$(5)	$49	$(108)	$(6)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(5)	—	(5)
Comprehensive (loss) income attributable to Willis Group Holdings	$(11)	$69	$(5)	$44	$(108)	$(11)

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$8	$—	$3,625	$—	$3,633
Investment income	—	—	—	15	—	15
Other income	—	—	—	7	—	7
Total revenues	—	8	—	3,647	—	3,655
EXPENSES
Salaries and benefits	(1)	(103)	—	(2,103)	—	(2,207)
Other operating expenses	(5)	(231)	(1)	(399)	—	(636)
Depreciation expense	—	(23)	—	(71)	—	(94)
Amortization of intangible assets	—	—	—	(55)	—	(55)
Total expenses	(6)	(357)	(1)	(2,628)	—	(2,992)
OPERATING (LOSS) INCOME	(6)	(349)	(1)	1,019	—	663
Other income (expense), net	5	(4)	—	31	(10)	22
Income from Group undertakings	—	491	68	86	(645)	—
Expenses due to Group undertakings	(10)	(153)	(26)	(456)	645	—
Loss on extinguishment of debt	—	(60)	—	—	—	(60)
Interest expense	(42)	(61)	(18)	(5)	—	(126)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(53)	(136)	23	675	(10)	499
Income taxes	—	29	(6)	(145)	—	(122)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(53)	(107)	17	530	(10)	377
Interest in earnings of associates, net of tax	—	9	—	(9)	—	—
Equity account for subsidiaries	418	515	344	—	(1,277)	—
NET INCOME	365	417	361	521	(1,287)	377
Less: Net income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$365	$417	$361	$509	$(1,287)	$365

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$522	$565	$504	$636	$(1,693)	$534
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(12)	—	(12)
Comprehensive income attributable to Willis Group Holdings	$522	$565	$504	$624	$(1,693)	$522

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,458	$—	$3,458
Investment income	—	1	—	17	—	18
Other income	—	—	—	4	—	4
Total revenues	—	1	—	3,479	—	3,480
EXPENSES
Salaries and benefits	(2)	(96)	—	(2,377)	—	(2,475)
Other operating expenses	(6)	(158)	—	(436)	—	(600)
Depreciation expense	—	(16)	—	(63)	—	(79)
Amortization of intangible assets	—	—	—	(59)	—	(59)
Goodwill impairment	—	—	—	(492)	—	(492)
Total expenses	(8)	(270)	—	(3,427)	—	(3,705)
OPERATING (LOSS) INCOME	(8)	(269)	—	52	—	(225)
Other income (expense), net	2	(4)	1	17	—	16
Income from Group undertakings	—	436	79	111	(626)	—
Expenses due to Group undertakings	—	(185)	(27)	(414)	626	—
Interest expense	(43)	(69)	(8)	(8)	—	(128)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(49)	(91)	45	(242)	—	(337)
Income taxes	—	76	(11)	(166)	—	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(49)	(15)	34	(408)	—	(438)
Interest in earnings of associates, net of tax	—	8	—	(3)	—	5
Equity account for subsidiaries	(397)	(390)	(461)	—	1,248	—
NET LOSS	(446)	(397)	(427)	(411)	1,248	(433)
Less: Net income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(397)	$(427)	$(424)	$1,248	$(446)

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive loss	$(552)	$(494)	$(528)	$(519)	$1,554	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(494)	$(528)	$(532)	$1,554	$(552)

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$2	$—	$624	$—	$635
Accounts receivable, net	—	4	—	1,040	—	1,044
Fiduciary assets	—	—	—	8,948	—	8,948
Deferred tax assets	—	—	—	12	—	12
Other current assets	1	41	1	205	(34)	214
Amounts due from group undertakings	3,674	1,154	797	1,114	(6,739)	—
Total current assets	3,684	1,201	798	11,943	(6,773)	10,853
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,478	2,578	—	(6,056)	—
Fixed assets, net	—	62	—	421	—	483
Goodwill	—	—	—	2,937	—	2,937
Other intangible assets, net	—	—	—	450	—	450
Investments in associates	—	147	—	22	—	169
Deferred tax assets	—	—	—	9	—	9
Pension benefits asset	—	—	—	314	—	314
Other non-current assets	3	2	8	207	—	220
Non-current amounts due from group undertakings	—	740	518	—	(1,258)	—
Total non-current assets	3	4,429	3,104	4,360	(7,314)	4,582
TOTAL ASSETS	$3,687	$5,630	$3,902	$16,303	$(14,087)	$15,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,948	$—	$8,948
Deferred revenue and accrued expenses	1	34	—	584	—	619
Income taxes payable	—	7	5	55	(34)	33
Short-term debt and current portion of long-term debt	—	149	17	1	—	167
Deferred tax liabilities	—	—	—	21	—	21
Other current liabilities	67	46	11	320	—	444
Amounts due to group undertakings	—	5,267	576	896	(6,739)	—
Total current liabilities	68	5,503	609	10,825	(6,773)	10,232
NON-CURRENT LIABILITIES
Investments in subsidiaries	838	—	—	—	(838)	—
Long-term debt	796	581	765	—	—	2,142
Liabilities for pension benefits	—	—	—	284	—	284
Deferred tax liabilities	—	—	—	128	—	128
Provisions for liabilities	—	—	—	194	—	194
Other non-current liabilities	—	17	—	372	—	389
Non-current amounts due to group undertakings	—	518	—	740	(1,258)	—
Total non-current liabilities	1,634	1,116	765	1,718	(2,096)	3,137
TOTAL LIABILITIES	$1,702	$6,619	$1,374	$12,543	$(8,869)	$13,369

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REDEEMABLE NONCONTROLLING INTEREST	—	—	—	59	—	59

EQUITY
Total Willis Group Holdings stockholders’ equity	1,985	(989)	2,528	3,679	(5,218)	1,985
Noncontrolling interests	—	—	—	22	—	22
Total equity	1,985	(989)	2,528	3,701	(5,218)	2,007
TOTAL LIABILITIES AND EQUITY	$3,687	$5,630	$3,902	$16,303	$(14,087)	$15,435

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$3	$—	$790	$—	$796
Accounts receivable, net	—	4	—	1,037	—	1,041
Fiduciary assets	—	—	—	8,412	—	8,412
Deferred tax assets	—	—	—	16	(1)	15
Other current assets	1	36	1	186	(27)	197
Amounts due from group undertakings	4,051	975	793	1,484	(7,303)	—
Total current assets	4,055	1,018	794	11,925	(7,331)	10,461
NON-CURRENT ASSETS
Investments in subsidiaries	—	3,716	2,705	—	(6,421)	—
Fixed assets, net	—	66	—	415	—	481
Goodwill	—	—	—	2,838	—	2,838
Other intangible assets, net	—	—	—	353	—	353
Investments in associates	—	156	—	20	—	176
Deferred tax assets	—	—	—	7	—	7
Pension benefits asset	—	—	—	278	—	278
Other non-current assets	4	5	9	188	—	206
Non-current amounts due from group undertakings	—	1,113	518	—	(1,631)	—
Total non-current assets	4	5,056	3,232	4,099	(8,052)	4,339
TOTAL ASSETS	$4,059	$6,074	$4,026	$16,024	$(15,383)	$14,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$8,412	$—	$8,412
Deferred revenue and accrued expenses	2	29	—	555	—	586
Income taxes payable	—	4	5	39	(27)	21
Short-term debt and current portion of long-term debt	—	—	15	—	—	15
Deferred tax liabilities	—	—	—	25	—	25
Other current liabilities	62	42	11	300	—	415
Amounts due to group undertakings	—	5,813	157	1,333	(7,303)	—
Total current liabilities	64	5,888	188	10,664	(7,330)	9,474
NON-CURRENT LIABILITIES
Investments in subsidiaries	985	—	—	—	(985)	—
Long-term debt	795	733	782	1	—	2,311
Liabilities for pension benefits	—	—	—	136	—	136
Deferred tax liabilities	—	1	—	55	—	56
Provisions for liabilities	—	—	—	206	—	206
Other non-current liabilities	—	48	—	326	—	374
Non-current amounts due to group undertakings	—	518	423	690	(1,631)	—
Total non-current liabilities	1,780	1,300	1,205	1,414	(2,616)	3,083
TOTAL LIABILITIES	$1,844	$7,188	$1,393	$12,078	$(9,946)	$12,557

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
EQUITY
Total Willis Group Holdings stockholders’ equity	2,215	(1,114)	2,633	3,918	(5,437)	2,215
Noncontrolling interests	—	—	—	28	—	28
Total equity	2,215	(1,114)	2,633	3,946	(5,437)	2,243
TOTAL LIABILITIES AND EQUITY	$4,059	$6,074	$4,026	$16,024	$(15,383)	$14,800

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(35)	$781	$181	$212	$(662)	$477
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	1	—	6	(1)	6
Additions to fixed assets	—	(19)	—	(95)	1	(113)
Additions to intangible assets	—	—	—	(4)	—	(4)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(241)	—	(241)
Payments to acquire other investments	—	—	—	(10)	—	(10)
Proceeds from sale of operations, net of cash disposed	—	—	—	86	—	86
Proceeds from intercompany investing activities	361	120	—	435	(916)	—
Repayments of intercompany investing activities	—	(180)	(4)	(46)	230	—
Additional investment in subsidiaries	(31)	—	—	—	31	—
Net cash provided by (used in) investing activities	330	(78)	(4)	131	(655)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	—	—	—	(3)	—	(3)
Repayments of debt	—	—	(15)	—	—	(15)
Repurchase of shares	(213)	—	—	—	—	(213)
Proceeds from issue of shares	134	—	—	31	(31)	134
Excess tax benefits from share-based payment arrangement	—	—	—	5	—	5
Dividends paid	(210)	(155)	(155)	(352)	662	(210)
Acquisition of noncontrolling interests	—	(4)	—	—	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(17)	—	(17)
Proceeds from intercompany financing activities	—	50	—	180	(230)	—
Repayments of intercompany financing activities	—	(595)	(7)	(314)	916	—
Net cash used in financing activities	(289)	(704)	(177)	(470)	1,317	(323)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6	(1)	—	(127)	—	(122)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(39)	—	(39)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3	3	—	790	—	796
CASH AND CASH EQUIVALENTS, END OF YEAR	$9	$2	$—	$624	$—	$635

Notes to the financial statements

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2013
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4	$399	$63	$662	$(567)	$561
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	3	—	9	—	12
Additions to fixed assets	—	(18)	—	(94)	—	(112)
Additions to intangible assets	—	—	—	(7)	—	(7)
Acquisitions of subsidiaries, net of cash acquired	—	(237)	—	(30)	237	(30)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Proceeds from sale of associates	—	—	—	4	—	4
Proceeds from sale of operations, net of cash disposed	—	—	—	257	(237)	20
Proceeds from intercompany investing activities	383	160	132	60	(735)	—
Repayments of intercompany investing activities	(347)	(120)	(442)	(780)	1,689	—
Net cash provided by (used in) investing activities	36	(212)	(310)	(588)	954	(120)
CASH FLOWS FROM FINANCING ACTIVITIES
Senior notes issued	—	—	522	—	—	522
Debt issuance costs	—	—	(8)	—	—	(8)
Repayments of debt	—	(521)	(15)	—	—	(536)
Tender premium on extinguishment of senior notes	—	(65)	—	—	—	(65)
Proceeds from issue of shares	155	—	—	—	—	155
Excess tax benefits from share-based payment arrangement	—	—	—	2	—	2
Dividends paid	(193)	(230)	(330)	(7)	567	(193)
Acquisition of noncontrolling interests	—	—	—	(4)	—	(4)
Dividends paid to noncontrolling interests	—	—	—	(10)	—	(10)
Proceeds from intercompany financing activities	—	1,075	147	467	(1,689)	—
Repayments of intercompany financing activities	—	(443)	(69)	(223)	735	—
Net cash (used in) provided by financing activities	(38)	(184)	247	225	(387)	(137)
INCREASE IN CASH AND CASH EQUIVALENTS	2	3	—	299	—	304
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(8)	—	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	—	499	—	500
CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$3	$—	$790	$—	$796

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(23)	$2,393	$1,356	$(97)	$(3,104)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	5	—	5
Additions to fixed assets	—	(26)	—	(109)	—	(135)
Additions to intangible assets	—	—	—	(2)	—	(2)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(33)	—	(33)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Proceeds from intercompany investing activities	256	176	78	1,230	(1,740)	—
Repayments of intercompany investing activities	—	(197)	(131)	(81)	409	—
Net cash provided by (used in) investing activities	256	(47)	(53)	1,003	(1,331)	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	(4)	(11)	—	—	(15)
Proceeds from issue of other debt	—	—	1	—	—	1
Repurchase of shares	(100)	—	—	—	—	(100)
Proceeds from issue of shares	53	—	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(185)	(1,220)	(1,069)	(815)	3,104	(185)
Proceeds from sale of noncontrolling interests	—	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	—	(11)	—	(11)
Proceeds from intercompany financing activities	—	81	—	328	(409)	—
Repayments of intercompany financing activities	—	(1,366)	(224)	(150)	1,740	—
Net cash used in financing activities	(232)	(2,509)	(1,303)	(682)	4,435	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(163)	—	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	163	—	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$499	$—	$500

Notes to the financial statements

31.	QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial data for 2014 and 2013 were as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(millions, except per share data)
2014
Total revenues	$1,097	$935	$812	$958
Total expenses	(771)	(787)	(778)	(819)
Net income (loss)	250	48	(8)	83
Net income (loss) attributable to Willis Group Holdings	246	47	(7)	76
Earnings per share
— Basic	$1.37	$0.26	$(0.04)	$0.43
— Diluted	$1.35	$0.26	$(0.04)	$0.42
2013
Total revenues	$1,051	$890	$795	$919
Total expenses	(770)	(723)	(725)	(774)
Net income (loss)	223	107	(27)	74
Net income (loss) attributable to Willis Group Holdings	219	105	(27)	68
Earnings per share
— Basic	$1.27	$0.60	$(0.15)	$0.38
— Diluted	$1.24	$0.59	$(0.15)	$0.37

32.	SUBSEQUENT EVENTS

In January, 2015 the Company reached an agreement to acquire a majority interest in Miller Insurance Services LLP, a leading London-based wholesale specialist. The transaction is subject to customary closing conditions and regulatory approval and is expected to close in the second quarter of 2015.